Exhibit 10.15

SECURITIES PURCHASE AGREEMENT

among

IGN ENTERTAINMENT, INC.,

as Issuer,

THE GUARANTORS DESIGNATED HEREIN,

as Guarantors,

and

BANC OF AMERICA CAPITAL INVESTORS, L.P.,

and

THE OTHER PURCHASERS DESIGNATED HEREIN,

as Purchasers

Dated as of March 3, 2004

i

INDEX OF EXHIBITS AND SCHEDULES

Exhibit	Description

A	Form of Senior Subordinated Note

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is dated as of March 3, 2004, among IGN ENTERTAINMENT, INC., a Delaware corporation (the “Company”), GameSpy Industries, Inc., a California corporation (“GameSpy”), the other guarantors designated on the signature pages hereto (together with GameSpy, the “Guarantors”), BANC OF AMERICA CAPITAL INVESTORS, L.P., a Delaware limited partnership (“BACI”) and the other purchasers who are or may become a party hereto (together with BACI, the “Purchasers”).

Statement of Purpose

Pursuant to an Agreement and Plan of Merger, dated as of December 3, 2003, by and among the Company, GameSpy, IGN Acquisition Corp., a California corporation (“Merger Subsidiary”), and certain shareholders of GameSpy, Merger Subsidiary, a wholly-owned subsidiary of the Company, will merge with and into GameSpy (the “Merger”).  In order to obtain a portion of the financing necessary to consummate the Merger, the Company proposes to issue to the Purchasers (a) Senior Subordinated Notes in the aggregate principal amount of $20,000,000 and warrants to purchase 56,298 shares of its Common Stock for a combined aggregate purchase price of $20,000,000 and (b) 56,298 shares of its Series B Participating Preferred Stock for a purchase price of $10,000,000, in each case as more particularly described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01                    Definitions.  In addition to the terms defined in Section 11.01, as used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquired Indebtedness” means, with respect to any specified Person:

(a)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(b)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control; provided, further, that in no event shall BACI (or any Affiliate of BACI) be deemed to be an Affiliate of the Company.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” shall have the meaning assigned thereto in Section 9.13.

“Agreement” means this Securities Purchase Agreement, as amended or supplemented from time to time.

“Asset Sales” means: (a) the sale, lease, conveyance or other disposition of any assets or rights; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 9.12 and not by the provisions of Section 9.06; and (b) the issuance of Equity Interests by any of the Company’s Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.  Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)                                     any single transaction or series of related transactions that involves assets having a fair market value of less than $100,000;

(ii)                                  a transfer of assets between or among the Company and its Wholly Owned Subsidiaries;

(iii)                               a sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(iv)                              an issuance of Equity Interests by a Subsidiary to the Company or to another Wholly Owned Subsidiary;

(v)                                 a Restricted Payment that does not violate Section 9.04 or a Permitted Investment; and

(vi)                              the sale or other disposition of Cash Equivalents.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“BACI Note and Warrant IRR” means the internal rate of return with respect to the investment by BACI in the Notes and Warrants, which shall be computed by determining the rate which, if used to discount the following payments, would cause the net present value of such payments to equal zero as of the Closing Date:

(a)                                  cash payments made by BACI to the Company to purchase the Notes and Warrants; minus

(b)                                 the following cash payments received by BACI on or prior to the date of determination of the BACI Note and Warrant IRR, in each case discounted from the respective date of actual receipt of such payment by BACI:

(i)                                     as a distribution from the Company in respect of the Notes or the Common Stock issued upon exercise of the Warrants (but excluding any such distributions in respect of other Capital Stock or Common Stock otherwise acquired by BACI);

(ii)                                  as payment of the commitment fees to BACI in connection with the issuance of the Notes (but excluding any such fees paid in respect of any other securities purchased by BACI); and

(iii)                               from any sale by BACI to any Person (including the Company) of the Notes or the Common Stock issued upon exercise of the Warrants (but excluding any such payments in respect of other Capital Stock or Common Stock otherwise acquired by BACI).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Legal Holiday.

“Capital Lease” means any lease of any property which would in accordance with GAAP be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents of such Person’s capital stock, partnership interests,

membership interests or other equivalent equity interests and any rights, warrants or options exchangeable for or convertible into such capital stock or other equity interests, including without limitation, all common stock and preferred stock.

“Capitalized Lease Obligations” means, with respect to any Person for any period, any obligation of such person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means: (a) marketable direct obligations issued or unconditionally Guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from Standard & Poor’s Corporation, Moody’s Investors Service, Inc. or another nationally recognized rating agency; (c) commercial paper maturing no more than one year from the date of issuance thereof and, at the time of issuance, having at least A-1 ratings from Standard & Poor’s Corporation, and P-1 ratings for Moody’s Investors Service, Inc. or equivalent ratings from another nationally recognized rating agency; (d) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100.0 million and having a rating of at least Aa from Moody’s Investors Service, Inc. or a rating of at least AA from Standard and Poor’s Corporation; and (e) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

“Casualty Proceeds” means any net insurance proceeds or other awards payable in connection with the loss, destruction or condemnation of any assets of the Company or any of its Subsidiaries (net of any costs incurred in connection with the adjustment or settlement thereof).

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof.

“Change of Control” means the occurrence of any of the following:

(a)                                  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(b)                                 the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)                                  the consummation of the first transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than Great Hill or any of its Affiliates, becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time Beneficially Owned by Great Hill and its Affiliates;

(d)                                 the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(e)                                  (i) Great Hill, Affiliates of Great Hill, Liberty Mutual Insurance Company and BACI collectively shall cease to own and control a majority of the Voting Stock of the Company (measured by voting power rather than number of shares);

provided, that in no event shall Liberty Mutual Insurance Company or any of its Affiliates be deemed to be an Affiliate of Great Hill for purposes of this definition.

“Closing” has the meaning assigned thereto in Section 2.02.

“Closing Date” has the meaning assigned thereto in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means Common Stock of the Company, $.01 par value, as described in the Company Charter Documents.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Company Charter Documents” means the Certificate of Incorporation and bylaws of the Company, each as in effect on the date hereof, and as amended or supplemented from time to time in accordance with the provisions hereof and thereof.

“Consolidated Capital Expenditures” of any Person means, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, but excluding:

(a)                                  expenditures made in connection with the replacement, substitution or restoration of assets (including any expenditures made pursuant to Section 6.6(b) of the Senior Note Purchase Agreement),

(i)                                     to the extent financed from Casualty Proceeds received on account of the loss, destruction or condemnation of the assets being replaced or restored; and

(ii)                                  to the extent such expenditure is attributable to a credit granted by the seller of property, plant or equipment purchased with the trade-in of existing property, plant or equipment;

(b)                                 the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the Capital Stock of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment of such Person or its Subsidiaries.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(a)                                  the Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(b)                                 provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(c)                                  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(d)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided, that the following amounts shall be added to Consolidated EBITDA (without duplication of amounts added pursuant to any other provision of this definition of “Consolidated EBITDA”): for the four consecutive financial quarters ended June 30, 2004 and September 30, 2004 up to $1,563,554 and $760,301, respectively, of one time charges incurred during 2003 in connection with the Company’s reporting obligations under the Exchange Act in each case, to the extent deducted in computing Consolidated Net Income for such period.

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a)                                  the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (but excluding amortization of original issue discount); plus

(b)                                 the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(c)                                  any interest paid during such period on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d)                                  the product of (i) all dividends paid and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

(a)                                  the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Wholly-Owned Subsidiary of the Person; and

(b)                                 the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

“Continuing Directors” means, as of any date of determination, any member of the Board who (a) was a member of the Board on the date of this Agreement or (b) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were member of the Board at the time of such nomination or election.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Secured Notes mature.

“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States of America.

“Elective Redemption Event” has the meaning assigned thereto in Section 10.02(a).

“Employee Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA and which is maintained by the Company or any of its Subsidiaries and is qualified under Section 401 of the Code.

“Equity Incentive Plan” means the 2003 Stock Option and Grant Plan of the Company, as amended or supplemented from time to time.

“Equity Interests” means the Capital Stock but excluding any debt security which is convertible into, or exchangeable for, Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning assigned thereto in Section 12.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

“Existing Debt” means Indebtedness of the Company outstanding on the date hereof in an aggregate principal amount not to exceed $171,000, all as set forth on Schedule 9.01.

“Fair Market Value Per Share” means, as of the date for which determination is required, (a) the fair market value of the Fully Diluted Common Stock based upon an arm’s length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller, without regard to any discount for lack of marketability, disparate voting rights or minority ownership, and divided by (b) the aggregate number of shares of Fully Diluted Common Stock.  The Fair Market Value Per Share shall be determined initially by the Board within ten (10) Business Days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to each Holder of Warrants, which determination shall be binding on the parties hereto unless the Majority Exercising Holders object thereto in writing within ten (10) Business Days of receipt.  In the event the Company and the Majority Exercising Holders cannot agree on the Fair Market Value Per Share within ten (10) Business Days of the date of the objection or for any determination, the Fair Market Value Per Share shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Board and the Majority Exercising Holders, the fees and expenses of which shall be paid by the Company.  Any selection of a disinterested appraiser shall be made in good faith within seven (7) Business Days after the end of the last ten (10) Business Day period referred to above and any determination of Fair Market Value Per Share by a disinterested appraiser shall be made within thirty (30) days of the date of selection.

“Fully Diluted” means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding options (irrespective of whether then vested), warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding Capital Stock securities convertible into Common Stock as having been so converted.

“Funded Indebtedness” of any Person means, without duplication, all Indebtedness of such Person described in clauses (a), (b), (d) and (e) of the definition of “Indebtedness” (other than intercompany Indebtedness).

“Funded Indebtedness Leverage Ratio” shall have the meaning assigned thereto in Section 9.17(c).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“GameSpy” has the meaning assigned thereto in the introductory paragraph.

“Governmental Authority” means any nation or government, any, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Great Hill” means Great Hill Equity Partners II L.P. and its Affiliated investment funds.

“Guarantee and Collateral Agreement” has the meaning assigned thereto in the Senior Note Purchase Agreement.

“Guaranteed Obligations” has the meaning assigned thereto in Section 13.01.

“Guarantor” means each Guarantor listed on the signature pages hereto and any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Agreement, and their respective successors and assigns.

“Guarantee” means, with respect to any Person, a guaranty other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

“Holder” means any holder of the Purchased Securities.

“Indebtedness” means, as applied to any specified Person, any indebtedness of such Person, whether or not contingent: (a) in respect of borrowed money; (b) evidenced by bonds, note debentures or similar instruments or letters of credit (or reimbursement obligations in respect thereof); (c) in respect of bankers acceptances; (d) representing Capital Lease Obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except (i) any such balance that constitutes an accrued expense or trade payable not overdue by more than 90 days incurred in the ordinary course of such Person’s business, (ii) any such balance due that is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves or other appropriate provisions have been made in accordance with GAAP, and (iii) any such obligation incurred under ERISA; or (f) representing any Hedging Obligations; if and to the extant any of the preceding items (other than letters of credit or Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such debt is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any debt of any other Person.  The amount of any Indebtedness outstanding as of any date will be the principal amount of the Indebtedness (including all amounts capitalized to principal and all other payments in kind), together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Initial Public Offering” means the initial public offering of Capital Stock of the Company registered under the Securities Act.

“Investment Documents” means this Agreement, the Notes, the Company Charter Documents, the Stockholders Agreement, the Registration Rights Agreement, the Warrant Agreement, the Warrants, the exhibits and schedules attached hereto and thereto and each other document delivered or executed in connection with the transactions contemplated hereby.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 9.04.  The acquisition by the Company or any of its Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 9.04.

“Junior Debt” shall have the meaning assigned thereto in Section 9.04(c).

“Legal Holiday” means a Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company, in New York or in North Carolina are not required to be open.

“Legally Available Funds” means, with respect to any redemption pursuant to Article X, the amount of funds of the Company legally available for such redemption as required under Section 160 of the General Corporation Laws of the State of Delaware, as amended, or any comparable provision of any succeeding law.

“Lien” means any material mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any lien in favor of the PBGC or any Plan under ERISA or the Code or any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Majority Exercising Holders” shall have the meaning assigned thereto in Section 10.04(b).

“Material Adverse Effect” means:

(a)                                  any material adverse effect on the business results of operations, cash flows, properties, assets, liabilities or condition (financial or otherwise) of the Company and GameSpy and their respective Subsidiaries taken as a whole;

(b)                                 any material adverse effect on the ability of the Company, GameSpy or any Guarantor, as applicable, to fulfill their respective obligations under the Transaction Documents or any document contemplated hereby or thereby; or

(c)                                  any material adverse effect on the ability of the Holders or to enforce in any material respect their rights purported to be granted hereunder or under any of the other Investment Documents.

“Merger” has the meaning assigned thereto in the Statement of Purpose.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 3, 2003, by and among, the Company, Merger Subsidiary, GameSpy, and certain shareholders of GameSpy.

“Merger Documents” means the Merger Agreement and all other agreements and documents executed in connection with the Merger.

“Merger Subsidiary” has the meaning assigned thereto in the Statement of Purpose.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) or 3(37)(A) of ERISA which covers any of the employees of the Company or any Commonly Controlled Entity.

“Net Asset Sale Proceeds” means, with respect to any sale or other disposition of any assets or stock:

(a)                                  cash (freely convertible into United States dollars) received by the Company or any of its Subsidiaries from such sale or other disposition, after:

(i)                                     provision for all income or other taxes measured by or resulting from such sale or other disposition,

(ii)                                  payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and

(iii)                               deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with such assets or stock and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the sale or other disposition of such assets or stock; and

(b)                                 any non-cash consideration received by the Company or any of its Subsidiaries from such sale or other disposition upon the liquidation or conversion of such non-cash consideration into cash.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

(a)                                  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

(b)                                 any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(c)                                  the cumulative effect of a change in accounting principles.

“Notes” means the Company’s 12% Senior Subordinated Promissory Notes, substantially in the Form of Exhibit A hereto.

“Note Guarantee” means a guaranty by a Guarantor pursuant to Article XIII hereof.

“Note Premium Amount” shall have the meaning assigned thereto in Section 10.01.

“Note Premium Percentage” has the meaning assigned thereto in Section 10.01(c).

“Officers’ Certificate” means a certificate signed by any two officers, one of whom must be the chairman of the board, the president, the treasurer or a vice president of the Company.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

“Permits” means any permit, approval, authorization, license, variance, or permission required from a Governmental Authority or other Person under an applicable Requirement of Law.

“Permitted Business” means the business engaged in by the Company and its Subsidiaries on the Closing Date and similar or related businesses.

“Permitted Debt” has the meaning assigned thereto in Section 9.01.

“Permitted Investment” means:

(a)                                  any Investment in the Company or in a Wholly Owned Subsidiary of the Company;

(b)                                 any Investment in Cash Equivalents;

(c)                                  any Investment by the Company or any of its Subsidiaries in a Person that is engaged in a Permitted Business after September 30, 2004, if as a result of such Investment:

(i)                                     such Person becomes a Wholly Owned Domestic Subsidiary of the Company; or

(ii)                                  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Domestic Subsidiary of the Company; provided, that:

(A)                              the aggregate amount of such Investments does not exceed $10,000,000;

(B)                                the aggregate amount of all such Investments does not exceed $5,000,000 million in any fiscal year;

(C)                                so long as any Note remains outstanding, then on a pro forma basis, giving effect to such Investment as if it were made on the first day of the four consecutive completed fiscal quarters of the Company ended immediately preceding such Investment, the Funded Indebtedness Leverage Ratio for the Company is less than the applicable amount set forth in Section 9.17(c) as of the end of the fiscal quarter immediately preceding the date of the closing of such transaction, unless otherwise approved by the Required Noteholders; and

(D)                               so long as any Series B Preferred Stock remains outstanding, then on a pro forma basis, giving effect to such Investment as if it were made on the first day of the four consecutive completed fiscal quarters of the Company ended immediately preceding such Investment, the Preferred Leverage Ratio for the Company is less than the applicable amount set forth in Section 9.17(d) as of the end of the fiscal quarter immediately preceding the date of the closing of such transaction, unless otherwise approved by the Required Series B Holders;

(d)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 9.06;

(e)                                  any acquisition of assets that constitute Collateral (as defined in the Senior Note Purchase Agreement) solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(f)                                    any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(g)                                 Hedging Obligations otherwise permitted to be incurred pursuant to this Agreement;

(h)                                 Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Subsidiaries, in either case in compliance with this Agreement; provided, that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger or consolidation;

(i)                                     Investments made by the Company or any Subsidiary in connection with purchase price adjustments, contingent purchase price payments or other earn-out payments required in connection with Investments otherwise permitted under this Agreement;

(j)                                     negotiable instruments held for deposit or collection in the ordinary course of business;

(k)                                  prepaid expenses and workers compensation, utility, and similar deposits in the ordinary course of business; and

(l)                                     intercompany loans that constitute Permitted Debt.

“Permitted Liens” means, with respect to any Person:

(a)                                  Liens arising under an agreement, document or instrument entered into in connection with the incurrence of Indebtedness permitted under Sections 9.01(c) and 9.01(d);

(b)                                 pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory, contractual or warranty obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(c)                                  Liens imposed by law, such as carriers, warehousemen’s and mechanics’ Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review;

(d)                                 Liens securing the payment of taxes, assessments and governmental charges or levies which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

(e)                                  Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(f)                                    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning of other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(g)                                 judgment Liens not giving rise to an Event of Default;

(h)                                 Liens arising from filing Uniform Commercial Code financing statements regarding leases and contractual landlord’s Liens not securing Indebtedness;

(i)                                     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(j)                                     Liens listed on Schedule 1.01.

“Permitted Refinancing Debt” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided, that:

(a)                                  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed:

(i)                                     if the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged is the Senior Secured Notes or Permitted Refinancing Debt thereof (the “Refinanced Senior Debt”), $37,500,000 (subject to clause (e) below) minus the amount of any Refinanced Senior Debt (plus all accrued interest thereon) that remains outstanding thereafter; provided, that any proceeds from such Permitted Refinancing Debt that are in excess of the amount of Refinanced Senior Debt are used for Permitted Investments or other purposes approved by the Required Noteholders, or if no Notes are outstanding, by the Required Series B Holders;

(ii)                                  with respect to all Indebtedness other than Refinanced Senior Debt, the principal amount (or accreted value, if applicable) of such Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on such Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b)                                 with respect to Refinanced Senior Debt, such Permitted Refinancing Debt complies with Section 9.05(c), and with respect to all other Indebtedness, such Permitted Refinancing Debt has a final maturity date not later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(c)                                  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(d)                                 such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(e)                                  after giving effect to the incurrence of such Indebtedness, the Company would be in compliance on a pro-forma basis with the covenants in Section 9.17.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means, at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which the Company or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would, under Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preemptive Rights” means any preemptive or other similar rights (whether created by contract or any Requirement of Law applicable at any time to the Company or any of its Subsidiaries).

“Preferred Leverage Ratio” shall have the meaning assigned thereto in Section 9.17(d).

“Prepayment Date” has the meaning assigned thereto in Section 10.01(b).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including without limitation, Capital Stock.

“Purchased Equity Securities” means the Series B Preferred Stock and the Warrants.

“Purchased Securities” means the Notes and the Purchased Equity Securities.

“Reduced Premium” shall have the meaning assigned thereto in Section 10.01.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated the date hereof, among the Company and the others party thereto.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Required Noteholders” means, collectively, the Holders of a majority of (a) the outstanding principal balance of the Notes, if any, or (b) if no Notes are outstanding, the Warrant Shares.

“Required Series B Holders” means the Holders of a majority of the outstanding shares of Series B Preferred Stock.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, the Social

Security Act, including Environmental Laws (including, without limitation, those applicable to the disposal of medical waste).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Restricted Investment” means any Investment that is not a Permitted Investment.

“Restricted Payments” has the meaning assigned thereto in Section 9.04.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Senior Note Documents” means the Senior Note Purchase Agreement and each other loan or credit document (including any agreements creating or purporting to create a Lien securing obligations under the Senior Note Purchase Agreement), as defined and referred to in the Senior Note Purchase Agreement, as amended or supplemented from time to time.

“Senior Note Purchase Agreement” means the Purchase Agreement, dated as of the date hereof, between the Company, GoldenTree Asset Management, L.P. and the other parties thereto.

“Senior Secured Notes” means the Senior Secured Notes, due March 31, 2009, issued pursuant to the Senior Note Purchase Agreement.

“Series A Preferred Stock” means the Series A Redeemable Preferred Stock of the Company, par value $0.01 per share.

“Series A Preferred Stock Purchase Agreement” means the Series A Preferred Stock Purchase Agreement, dated the date hereof, among the Company and the purchasers party thereto.

“Series B Preferred Stock” means the Series B Participating Preferred Stock of the Company, par value $0.01 per share.

“Single Employer Plan” means any Plan which is a single employer plan as defined in Section 4001(a)(15) of ERISA and which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of the date hereof, among the Company, BACI and the other stockholders of the Company party thereto, as amended or supplemented from time to time.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by that Person or one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person.  For purposes of the representations and warranties set forth in Article V, GameSpy and each of its Subsidiaries shall be deemed to be Subsidiaries of the Company as of the date hereof and as of the Closing Date.

“Test Period” means the four consecutive completed fiscal quarters of the Company ending on the applicable date of measurement, including periods prior to the Closing Date; provided, that (a) for periods prior to the Closing Date the financial results of the Company and GameSpy shall be measured on a combined basis and (b) for purposes of calculating Consolidated Interest Expense of the Company for any four consecutive completed fiscal quarters ending on or before March 31, 2005, Consolidated Interest Expense of the Company for the period from April 1, 2004 to the date of measurement shall be annualized.

“Transaction Documents” means, collectively, the Investment Documents, the Merger Documents, the Series A Preferred Stock Purchase Agreement and the Senior Note Documents.

“Two Cents” means Two Cents, Inc., a New Jersey corporation and wholly owned Subsidiary of the Company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warrants” means the Common Stock Purchase Warrant to purchase 56,298 shares of Common Stock of the Company and any Warrant issued in replacement or substitution thereof.

“Warrant Shares” means all shares of Common Stock issued or issuable upon exercise of the Warrant.

“Warrant Agreement” means the Warrant Agreement, dated the date hereof, between the Company and BACI, as amended or supplemented from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means any withdrawal liability as defined in Section 4201 of ERISA.

SECTION 1.02                    Accounting Terms; Financial Statements.  All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice.  The term “sound accounting practice” means such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.  If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company’s financial condition and results of operations of the Company shall be the same after such changes as if such changes had not been made; provided, that prior to any such amendments, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01                    Purchase and Sale of the Purchased Securities.  Subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties set forth below, the Company agrees that it will issue to each Purchaser, and each Purchaser agrees to acquire from the Company, on the Closing Date, the Purchased Securities set forth opposite such Purchaser’s name on Schedule 2.01 hereto.  The aggregate, combined purchase price of the Notes and Warrants shall be $20,000,000, and the aggregate purchase price for the Series B Preferred Stock shall be $10,000,000.  The respective purchase prices shall be allocated as set forth on Schedule 2.01 hereto and the Purchasers shall make such purchase price payment by wire transfer of immediately available funds to an account designated in writing by the Company.

SECTION 2.02                    Closing.  Subject to the terms and conditions of this Agreement, the issuance and purchase of the Purchased Securities shall take place at the closing (the “Closing”) to be held at the offices of Goodwin Procter, Boston, Massachusetts, at 10:00 a.m., on the date hereof or at such other time and place as the parties hereto may agree in writing (the “Closing Date”).  At the Closing, the Company shall deliver to the Purchasers the Purchased Securities against delivery to the Company by the Purchasers of the purchase price therefor by wire transfer of immediately available funds.

SECTION 2.03                    Original Issue Discount. The Company and the Purchasers acknowledge that under the regulations of the United States Department of Treasury, the issuance of the Notes and the Warrants to the Purchasers for an aggregate, combined purchase price will result in the creation of “original issue discount” on the Notes equal to the value of the

Warrants.  After taking into account all relevant factors (including the fact that no public market for the Common Stock currently exists, the general condition of the financial markets at this time, the liquidation preferences of senior securities of the Company, the exercise price for shares of Common Stock issuable upon exercise of the Warrants, the nature of the rights provided for in the Warrants and all other matters concerning the transactions contemplated by this Agreement), the Company and each Purchaser agree that the aggregate original issue discount on the Note (i.e., the value of the Warrants) is $564.  Neither the Company nor any Purchaser will take any position for United States federal income tax purposes that is inconsistent with the provisions of this Section 2.03.  The parties acknowledge that this amount will be within the range to cause the original issue discount on the Notes to be “de minimis” within the meaning of Code section 305(c)(1).

ARTICLE III

CONDITIONS TO THE OBLIGATION
OF THE PURCHASER TO CLOSE

The obligation of the Purchasers to purchase the Purchased Securities, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by the Purchasers of the following conditions on or before the Closing Date:

SECTION 3.01                    Representations and Warranties.  The representations and warranties of the Company contained in Article V hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

SECTION 3.02                    Compliance with this Agreement.  The Company shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

SECTION 3.03                    No Material Adverse Change.  Since December 31, 2003 no event, occurrence, condition, change, development or effect shall exist or shall have occurred or come to exist after the date of this Agreement that, individually or in the aggregate, has had or resulted in, or could reasonably be expected to become or result in, a Material Adverse Effect.

SECTION 3.04                    No Adverse Proceedings.  No action, suit or proceeding before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority shall have been threatened against any of the parties to this Agreement, or any of the principals, officers, directors, partners or stockholders of any of them, or any of their assets seeking to restrain, prevent or challenge the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

SECTION 3.05                    Transaction Documents.  The Purchasers shall have received true, complete and correct copies of the Transaction Documents and such other documents as it may reasonably request in connection with or relating to the sale of the Purchased Securities and the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers.

SECTION 3.06                    Payment of Fees and Expenses.  The Purchasers shall have received by wire transfer of immediately available funds payment of all fees and expenses to be paid by the Company pursuant to Section 15.13.

SECTION 3.07                    The Merger.  The Merger shall be consummated concurrently with the Closing on the terms and conditions contemplated by the Merger Documents, and all conditions precedent to such consummation shall have been satisfied or, with the Purchasers’ consent, waived.

SECTION 3.08                    Senior Note Purchase Agreement.  As of, or immediately prior to the Closing Date, the Company shall have received $21,825,000 of aggregate cash proceeds from the sale of the Senior Secured Notes on the terms and conditions set forth in the Senior Note Purchase Agreement.

SECTION 3.09                    Financial Statements. The Company shall have delivered to each Purchaser (a) audited financial statements for the Company and GameSpy for fiscal year 2003, and (b) internal consolidated financial statements of the Company and GameSpy for (i) each fiscal quarter occurring in fiscal year 2001, and (ii) each month since January 1, 2002, and each such internal financial statement must be satisfactory to each of the Purchasers.  The Company shall have delivered to each Purchaser (x) a pro forma consolidated balance sheet of the Company and its Subsidiaries as of January 31, 2004, prepared in accordance with Regulation S-X, that gives pro forma effect to the Merger and the transactions contemplated by this Agreement and the Senior Note Purchase Agreement as if they had occurred on such date, and (y) a pro forma consolidated income statement and pro forma consolidated statement of cash flows of the Company and its Subsidiaries for the twelve months ending January 31, 2004, prepared in accordance with Regulation S-X, that gives pro forma effect to the Merger and the transactions contemplated by this Agreement and the Senior Note Purchase Agreement as if they had occurred on February 1, 2003.

SECTION 3.10                    Officer’s Certificate.  The Purchasers shall have received a certificate dated as of the Closing Date from the chief executive officer and chief financial or equivalent officer of the Company, in form and substance satisfactory to the Purchasers, to the effect that (a) all representations and warranties of the Company contained in this Agreement are true, correct and complete in all material respects, (b) the Company is not in violation of any of the covenants contained in this Agreement, and (c) all conditions precedent to the Closing of this Agreement to be performed by the Company have been duly performed in all material respects.

SECTION 3.11                    Secretary’s Certificates.  The Purchasers shall have received a certificate from the Company dated the Closing Date and signed by the Secretary of the Company and GameSpy, respectively, certifying (a) that the attached copies of the Company Charter Documents or certificate of incorporation and bylaws of GameSpy, as applicable, and resolutions approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect, (b) as to the incumbency and specimen signature of each officer of the Company or GameSpy, as applicable, executing this Agreement and any other document delivered in connection herewith on behalf of the Company or GameSpy, as applicable, and (c) as to the good standing of the Company in Delaware and GameSpy in its jurisdiction or incorporation and in each other state in which the Company or GameSpy, as applicable, is transacting business except where the failure to be in good standing would not have a Material Adverse Effect.

SECTION 3.12                    Statement of Sources and Uses.  The Purchasers shall have received a detailed statement of the sources and uses of funds from (a) the sale of the Purchased Securities pursuant to this Agreement, (b) the sale of Senior Secured Notes pursuant to the Senior Note Purchase Agreement, (c) the sale of Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement and (d) the other transactions being undertaken by the Company concurrently herewith including the Merger.

SECTION 3.13                    Purchase Permitted by Applicable Laws.  The acquisition of and payment for the Purchased Securities to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law and (b) shall not subject the Purchasers to any penalty or, in their reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

SECTION 3.14                    Consents and Approvals.  All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to contractual obligations of the Company required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement and the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

SECTION 3.15                    Legal Opinion.  The Purchasers shall have received the legal opinion of Goodwin Procter LLP, counsel for the Company and Merger Subsidiary in form and substance reasonably satisfactory to the Purchasers.

SECTION 3.16                    Disbursement Instructions.  The Purchasers shall have received written instructions from the Company to the Purchasers directing the payment of the purchase price to be paid on the Closing Date.

SECTION 3.17                    Other Assurances.  The Company shall have delivered to the Purchasers such other and further certificates, assurances and documents as the Purchasers or their respective counsel may have reasonably requested in order to evidence the accuracy of the representations and warranties thereof, the performance of the covenants and agreements to be performed at or prior to the Closing thereby, and the fulfillment of the conditions to the Purchasers’ obligations.

ARTICLE IV

CONDITIONS TO THE OBLIGATION
OF THE COMPANY TO CLOSE

The obligations of the Company to issue and sell to the Purchasers the Purchased Securities and to perform its other obligations hereunder shall be subject to the satisfaction as determined by the Company of the following conditions on or before the Closing Date:

SECTION 4.01                    Representations and Warranties.  The representations and warranties of the Purchasers contained in Article VI shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

SECTION 4.02                    Compliance with this Agreement.  The Purchasers shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

SECTION 4.03                    Payment of Purchase Price.  The Company shall have received via wire transfer of immediately available funds, the purchase price for the Purchased Securities.

SECTION 4.04                    Issuance Permitted by Requirements of Laws.  The issuance of the Purchased Securities to be issued by the Company hereunder and the consummation of the transactions contemplated hereby shall not be prohibited by any Requirement of Law.

SECTION 4.05                    Consents and Approvals.  All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and contractual obligations of the Purchasers required in connection with the execution, delivery or performance by the Purchasers or enforcement against the Purchasers of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

ARTICLE V

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers on behalf of itself and each of its Subsidiaries, as of the Closing Date and before and after giving effect to the other transactions contemplated by this Agreement and the other Transaction Documents, as follows:

SECTION 5.01                    Corporate Existence and Power.  Each of the Company and the Guarantors has all requisite corporate power and authority to enter into and perform all of its obligations under the Investment Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

SECTION 5.02                    Binding Effect.  Each of the Investment Documents and the Merger Documents to which the Company and any Guarantor is a party is a valid and legally binding obligation of the Company or such Guarantor, enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

SECTION 5.03                    Capitalization.

(a)                                  Prior to the Closing.  Prior to the closing of the transactions contemplated hereby, the authorized capital stock of the Company consists solely of:

(i) 1,500,000 shares of Common Stock, of which (A) 1,000,000 shares are issued and outstanding and (B) 25,200 shares are reserved for issuance pursuant to the Equity Incentive Plan; and

(ii) 70,500,000 shares of Preferred Stock, of which (A) 70,273,074 shares are designated Series A Redeemable Preferred Stock, 34,923,565 of which are issued and outstanding and (B) 226,926 shares are undesignated preferred stock.

(b)                                 Subsequent to the Closing.  Immediately after the closing of the transactions contemplated hereby, the authorized capital stock of the Company shall consist solely of:

(i)                                     1,400,000 shares of Common Stock, of which (A) 1,035,631 shares will be issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 5.03(b), (B) 56,298 shares of which are reserved for issuance upon conversion of the Series B Preferred Stock, (C) 56,298 shares of which are reserved for issuance upon exercise of the Warrant, and (D) 37,000 shares of which are reserved for issuance pursuant to the Equity Incentive Plan; and

(ii)                                  40,000,000 shares of Preferred Stock, of which (A) 39,922,957 shares will be designated as Series A Preferred Stock, all of which are issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 5.03(b), (B) 56,298 shares are designated as Series B Preferred Stock, all of which are issued and outstanding, owned of record by the Persons in the respective amounts set forth on Schedule 5.03(b), and (C) 20,745 shares shall be undesignated preferred stock, none of which are outstanding.

All such shares have been duly authorized and validly issued, are fully paid and nonassessable.  None of such shares are subject to call or have been issued in violation of, or are subject to, any Preemptive Rights.

(c)                                  Subsidiaries.  Schedule 5.03(c) sets forth a complete listing of each Subsidiary of the Company, including all of the Capital Stock of each such Subsidiary and the respective owners thereof.  All such shares of Capital Stock of each of such Subsidiaries (i) have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to call and (ii) have not been issued in violation of, and are not subject to, any Preemptive Rights which have not been duly waived.

(d)                                 No Warrants, Options, etc.  Except as set forth on Schedule 5.03(d) hereto, (i) there are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which the Company or any other Person is bound or entitled to the benefit of relating to the issuance, sale, redemption, transfer or voting of any Capital Stock of the Company, (ii) no shares of Capital Stock of the Company are reserved for any purpose and (iii) no Person has any right or entitlement to any equity securities of the Company (including as the result of any Preemptive Rights).

SECTION 5.04                    Private Offering.         Assuming the accuracy of the representations of the Purchasers in Article VI, the sale of the Purchased Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act.  In the case of each offer or sale of the Purchased Securities, no form of general solicitation or general advertising was used by the Company or its representatives, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.  The Purchasers are the only purchasers of the Purchased Securities.  No similar securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof in such a manner as to bring the issuance and sale of the Purchased Securities to any Purchaser hereunder within the provisions of Section 5 of the Securities Act.  The Company agrees that neither it, nor anyone acting on behalf of it, will offer or sell the Purchased Securities, or any similar securities, in the future if such offer or sale might bring the issuance and sale of the Purchased Securities to any Purchaser hereunder within the provisions of Section 5 of the Securities Act.

SECTION 5.05                    Broker’s, Finder’s or Similar Fees. Except as disclosed on Schedule 5.05, neither the Company nor any of its Subsidiaries has dealt with any broker, finder, commission agent or other Person in connection with the sale of the Purchased Securities and the transactions contemplated by this Agreement and neither the Company nor GameSpy is under an obligation to pay any broker’s or finder’s fee or commission or similar payment in connection with such transactions.  The Company hereby agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker’s or finder’s fees or commission or similar payment in connection with such transactions.

SECTION 5.06                    Disclosure.  None of the Investment Documents, any document attached hereto or thereto or contemplated hereby or thereby, or furnished by or on behalf of the Company to any Purchaser in connection with the negotiation and sale of the Purchased Securities, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to the Company that has not been disclosed to each Purchaser that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  In addition, to the best knowledge of the Company, there is not currently any statute, regulation, rule or requirement that would have, either individually or in the aggregate, a Material Adverse Effect on the ability of the Company and its Subsidiaries to conduct their respective businesses as currently conducted.

SECTION 5.07                    Representations in Other Transaction Documents.  All of the representations and warranties of the Company set forth in Article IV of the Senior Note Purchase Agreement and Article II of the Series A Preferred Stock Purchase Agreement are true and correct in all respects as of the Closing Date and are incorporated herein by reference as if fully set forth herein. All representations made by the Company and Merger Subsidiary and, to the knowledge of the Company, all representations made by GameSpy and any other party in the Merger Documents were and are true, correct and complete in all material respects as of the date hereof and the date made or deemed made thereunder.

ARTICLE VI

REPRESENTATIONS AND
WARRANTIES OF THE PURCHASER

Each Purchaser, severally and not jointly, hereby represents and warrants as to itself, and not as to any other Purchaser, as follows:

SECTION 6.01                    Authorization; No Contravention.  The execution, delivery and performance by such Purchaser of this Agreement (a) is within such Purchaser’s power and authority and has been duly authorized by all necessary action, (b) does not contravene the terms of such Purchaser’s organizational documents or any amendment thereof if such Purchaser is not a natural person and (c) will not violate, conflict with or result in any breach or contravention of any contractual obligation of such Purchaser, or any Requirement of Law directly relating to such Purchaser.

SECTION 6.02                    Binding Effect.  This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles relating to enforceability.

SECTION 6.03                    Accredited Investor; Purchase for Own Account.  Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.  The Purchased Securities are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Purchased Securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on the Notes to the following effect:

“THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

SECTION 6.04                    Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby, or by any other Investment Document to which such Purchaser is a party, based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

SECTION 6.05                    Governmental Authorization; Third Party Consent.  Except as contemplated by the Investment Documents and except to the extent previously and duly obtained or made and in full force and effect, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement or the transactions contemplated hereby.

ARTICLE VII

FINANCIAL INFORMATION AND NOTICES

SECTION 7.01                    Delivery of Financial and Other Statements and Reports. The Company will deliver to each Holder the following:

(a)                                  Monthly Financial Statements.  As soon as available, but in any event not later than 30 days after the last day of each month (except for the last month of each fiscal quarter), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and related consolidated statements of operations and cash flows, of the Company and its Subsidiaries for such month and for the portion of the fiscal year through the end of such month, together with related consolidating statements for such periods (provided that such consolidating statements are being prepared for the Company’s management or other creditors), all in reasonable detail and prepared in accordance with GAAP consistently applied, and accompanied by a comparison of current month and year-to-date results as reported in such consolidated statements to (A) results for the corresponding periods of the prior fiscal year and (B) results projected for such periods in the budget and business plans delivered to Holders pursuant to Section 7.01(d) at the commencement of the then current fiscal year;

(b)                                 Quarterly Financial Statements.  As soon as available, but in any event not later than 45 days after the last day of each fiscal quarter (except for the last fiscal quarter of each fiscal year), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and related consolidated statements of operations, stockholders’ equity and cash flows, of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year through the end of such quarter, together with related consolidating statements for such periods (provided that such consolidating statements are being prepared for the Company’s management or other creditors), all in reasonable detail and prepared in accordance with GAAP consistently applied, and accompanied by a comparison of current quarter and year-to-date results as reported in such consolidated statements to (A) results for the corresponding periods of the prior fiscal year and (B) results projected for such periods in the budget and business plans delivered to Holders pursuant to Section 7.01(d) at the commencement of the then current fiscal year;

(c)                                  Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the close of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flows and changes in stockholder’s equity of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit or with respect to the continuance of the Company and its Subsidiaries as going concerns) by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;

(d)                                 Budgets.  As soon as available, but in any event not later than 60 days after the first day of each fiscal year, a reasonably detailed consolidated monthly budget for the Company and its Subsidiaries for the immediately forthcoming fiscal year, which plan shall have been approved by the Board;

(e)                                  Auditor Reports.  Promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all material reports submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

(f)                                    Information Provided to Other Securityholders.  Concurrently with the provision of the same to or by the holders of Senior Secured Notes, Series A Preferred Stock or Common Stock, copies of any financial or other report or notice delivered to, or received from, any such holders in each case as a class; and

(g)                                 Other Information.  On an as requested basis, any other information reasonably requested by any Holder.

SECTION 7.02                    Compliance Certificates.  The Company will deliver to each Holder, together with the financial statements under Section 7.01(b), within 45 days after the end of each fiscal quarter, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or interest and premium, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

SECTION 7.03                    Accountant Letters.  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 7.01(c) will be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation or otherwise approved by the Required Noteholders) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would cause them to believe that any Default or Event of Default has occurred or, if any such Default or Event of Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such Default or Event of Default.  The Required Noteholders hereby approve Burr, Pilger & Mayer as the independent public accountants of the Company for purposes of delivering the first report to be delivered pursuant to this Section 7.03.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until such time as there are no Purchased Securities outstanding, the Company hereby covenants and agrees with each Holder as follows:

SECTION 8.01                    Payment of Notes.  The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in this Agreement and the Notes.

SECTION 8.02                    Notice of Defaults.  So long as any of the Notes are outstanding, the Company will deliver to each Holder, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 8.03                    Taxes.  The Company will timely pay, and will cause each of its Subsidiaries to timely pay, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 8.04                    Insurance.  The Company will maintain liability, casualty, business continuity and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

SECTION 8.05                    Corporate Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other entity existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the corporate or other entity rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that with respect to any Subsidiary of the Company, the Company will not be required to preserve any such right, license or franchise, or corporate or other entity existence, if the board of directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to any Holder.

SECTION 8.06                    Books and Records.  The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account, in which full and materially correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of Company and each of its Subsidiaries.

SECTION 8.07                    Reservation of Shares.  At all times that the Warrant is outstanding, the Company shall reserve and keep available out of its authorized Capital Stock, solely for the purpose of issuance or delivery upon exercise of the Warrant and conversion of the Series B Preferred Stock, the maximum number of shares of Capital Stock that may be issuable or deliverable upon such exercise and conversion.

SECTION 8.08                    Compliance with Laws.  The Company will, and will cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees to which any of them is subject, and obtain and keep in effect all licenses, permits (including Environmental Permits), franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or obtain and keep in effect would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.09                    Issuance of Additional Note Guaranties.  So long as any Notes are outstanding, if, after the date of this Agreement, the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary or any other Subsidiary that becomes a party to the Guarantee and Collateral Agreement or otherwise Guarantees any Senior Claim, then such newly acquired or created Subsidiary will promptly become a Guarantor of the Notes pursuant to a supplement to this Agreement and the Company will cause its counsel to deliver an opinion of counsel as to the enforceability of such supplement to this Agreement in form and substance reasonably satisfactory to the Required Noteholders within 10 Business Days of the date on which it was acquired or created.

SECTION 8.10                    Use of Proceeds.  The Company will apply the proceeds from the sale of the Purchased Securities, the Senior Secured Notes and the Series A Preferred Stock in accordance with, and at the times specified by, the statement of sources and uses delivered pursuant to Section 3.12.

SECTION 8.11                    Two Cents Post-Closing Matters.  No later than thirty (30) days following the date of this Agreement, the Company shall either (a) consummate the dissolution of Two Cents pursuant to the applicable laws of the State of New Jersey or (b) cause Two Cents to deliver (i) a duly executed supplement to this Agreement pursuant to which Two Cents shall become a Guarantor of the Notes, (ii) a Secretary’s Certificate in substantially the form of the Secretary’s Certificate delivered pursuant to Section 3.11, and (iii) an opinion of counsel covering the matters set forth in the opinions delivered pursuant to Section 3.15.

ARTICLE IX

NEGATIVE COVENANTS

Until such time as there are no Notes and Series B Preferred Stock outstanding or until such other time specified below, the Company hereby covenants and agrees with each Holder as follows

SECTION 9.01                    Incurrence of Indebtedness and Issuance of Preferred Stock.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock.  The provisions of Section 9.01 hereof will not prohibit the incurrence of, or prohibit the Company and its Subsidiaries from remaining liable with respect to, any of the following items of Indebtedness (collectively, “Permitted Debt”):

(a)                                  Existing Debt, excluding the Notes and the Senior Secured Notes;

(b)                                 the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of this Agreement;

(c)                                  the incurrence by the Company of Indebtedness represented by the Senior Secured Notes issued on the date of this Agreement pursuant to the Senior Note Purchase Agreement;

(d)                                 the incurrence by the Company of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that is described in Sections 9.01(c) and (d);

(e)                                  the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness owed to the Company or any of its Wholly Owned Subsidiaries; provided, that:

(i)                                     if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(ii)                                  in each case where the Company or any Guarantor is the creditor, such Indebtedness is in compliance with Section 6.1(b)(v)(B) of the Senior Note Purchase Agreement;

(iii)                               the following will be deemed, in each case, to constitute an incurrence of Indebtedness by the Company or one of its Subsidiaries, as the case may be, that was not permitted by this Section 9.01(e):

(A)                              any subsequent issuance or transfer of Equity Interests that result in any Indebtedness originally incurred pursuant to this Section 9.01(e) being held by a Person other than the Company or a Subsidiary thereof, and

(B)                                any sale or other transfer of any Indebtedness originally incurred pursuant to this Section 9.01(e) to a Person that is not either the Company or a Wholly Owned Subsidiary thereof,

(f)                                    the issuance by any of the Company’s Subsidiaries to the Company or to any of its Wholly Owned Subsidiaries of shares of preferred stock; provided, that the following will be deemed, in each case, to constitute an issuance of preferred stock by such Subsidiary that was not permitted by this Section 9.01(f):

(i)                                     any subsequent issuance or transfer of Equity Interests that results in any preferred stock originally issued pursuant to this Section 9.01(f) being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company; and

(ii)                                  any sale or transfer of any preferred stock originally issued pursuant to this Section 9.01(f) to a Person that is not either the Company or a Wholly-Owned Subsidiary of the Company;

(g)                                 the incurrence by the Company or any of its Subsidiaries of Hedging Obligations in the ordinary course of business;

(h)                                 the Guarantee by the Company or any of its Subsidiaries of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this Section 9.01; provided, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(i)                                     the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(j)                                     the incurrence by the Company of Indebtedness represented by the Series A Preferred Stock and Series B Preferred Stock outstanding or issued on the Closing Date; and

(k)                                  the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days.

The accrual of interest, the accretion or amortization of original issue discount on any Indebtedness, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 9.01.

SECTION 9.02                    No Layering.  The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

SECTION 9.03                    Restrictions on Liens.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

SECTION 9.04                    Limitation on Restricted Payments.  So long as any Note is outstanding, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a)                                  declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company);

(b)                                 purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Equity Interests of the Company or any direct or indirect parent of the Company;

(c)                                  make any payment (whether or not in cash) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Notes or any of the Note Guarantees (collectively “Junior Debt”); or

(d)                                 make any Restricted Investment (all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as “Restricted Payments”);

provided, that so long as no Default has occurred and is continuing or would be caused thereby, the foregoing provisions will not prohibit:

(i)                                     the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(ii)                                  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $750,000; provided, further that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $250,000 in any twelve-month period; and

(iii)                               the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represents a portion of the exercise price of those stock options.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any assets or securities that are required to be valued by this shall be determined by the Board whose resolution with respect thereto shall be conclusive.

SECTION 9.05                    No Amendment of Transaction Documents.  So long as any Note is outstanding, then without the consent of the Required Noteholders the Company will not amend, modify or alter, or take any action that could cause to be amended, modified or altered, the terms of any Senior Debt Document, the Series A Preferred Stock Purchase Agreement, the Company Charter Documents, any share of Series A Preferred Stock, or any share of Series B Preferred Stock in any way to:

(a)                                  alter the terms of any of the Company’s Equity Interests, if, pursuant to the terms of the Company’s Equity Interests, as altered, the Company or any of its Subsidiaries could be required to take an action, whether upon the occurrence of an event, delivery of notice, on any date, or otherwise, that would, directly or indirectly, result in a Default or Event of Default or entitle the holder or holders of any Indebtedness of the Company or any of its Subsidiaries (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness;

(b)                                 increase the rate of interest on any Senior Secured Notes or any Permitted Refinancing Indebtedness to be more than the lesser of (i) LIBOR (as defined in the Senior Note Purchase Agreement) plus 950 basis points or (ii) 300 basis points above the interest rate in effect immediately prior to such financing change (as defined below);

(c)                                  extend the final maturity date of any Senior Secured Note or any Permitted Refinancing Indebtedness to be later than December 31, 2009 or shorten the Weighted Average Life to Maturity of any Senior Secured Note or any Permitted Refinancing Indebtedness by more than 25%;

(d)                                 amend the provisions of Sections 6.4 and 6.5 of the Senior Note Purchase Agreement (or any successor provisions) in a manner more restrictive upon or adverse to the interests of the Company or the Holders; or

(e)                                  effect any amendment, restatement, refinancing, refunding, replacement, or other modification of any Senior Debt Document (a “financing change”) that imposes covenants or events of default upon the Company and its Subsidiaries which (i) are more restrictive than the covenants contained in the Debt Documents prior to such financing change and (ii) are of the nature set forth in this Agreement, unless the Company and the Required Noteholders shall, within 10 Business Days after such financing change, execute and deliver an amendment to this Agreement for the purpose of effecting a change similar and in proportion to the changes to the Senior Debt Documents; provided, that (A) upon any failure of the Company or the Required Noteholders to do so, this Agreement shall be deemed automatically amended to effect such similar and proportionate amendment; and (B) after any such financing change and corresponding amendment hereto occurs, if a subsequent financing change is effected with respect to any Senior Debt Document that makes any such covenant or event of default less restrictive, then the foregoing provisions shall apply to amend this Agreement in a similar and proportionately less restrictive manner; provided, further, that the Required Noteholders shall not be required to agree to any amendment (and no amendment shall be automatically made) which would have the effect of making the covenant or Event of Default in this Agreement less restrictive upon the Company and its Subsidiaries than those in effect on the date hereof.

SECTION 9.06                    Asset Sales.   The Company will not, and will not permit any of its Subsidiaries to, consummate any other Asset Sale unless:

(a)                                  the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(b)                                 the fair market value is determined by the Board and evidenced by a resolution of the Board set forth in an Officers’ Certificate delivered to the Holders; and

(c)                                  at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash.  For purposes of this provision, any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are substantially contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received in that conversion) shall be deemed to be cash.

SECTION 9.07                    Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction.

SECTION 9.08                    Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries.  The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless:

(a)                                  such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Subsidiary; and

(b)                                 the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 9.06.

In addition, the Company will not permit any Wholly Owned Subsidiary of the Company to issue any of its Capital Stock (other than, if necessary, shares of its Equity Interests constituting directors’ qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

SECTION 9.09                    Business Activities.  The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

SECTION 9.10                    Stay, Extension and Usury Laws.  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or the Notes; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 9.11                    Investment Company Act; United States Real Property Holding Corporation.  The Company will not, and will not permit any of its Subsidiaries to, become an investment company subject to registration under the Investment Company Act of 1940, as amended.  Neither the Company nor any of its Subsidiaries will become a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

SECTION 9.12                    No Merger, etc.  The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a)                                  either:

(i)                                     the Company is the surviving corporation; or

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Agreement and the other Investment Documents pursuant to agreements reasonably satisfactory to the Holders;

(c)                                  immediately after such transaction, no Default or Event of Default exists; and

(d)                                 the Funded Indebtedness Leverage Ratio and Preferred Leverage Ratio of (i) the Company, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company), or (iii) to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such transaction is consummated would have been no more than 80% of the permitted level therefor for such period under Sections 9.17(c) or (b), determined on a pro forma basis (in accordance with the accounting requirements of Rule 11-02 of Regulation S-X), as if such transaction (including any related incurrence of Indebtedness) had occurred at the beginning of such four-quarter period.

In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.  This Section 9.12 will not apply to:

(A)                              a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; and

(B)                                any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, this Section 9.12, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 9.12.

SECTION 9.13                    Limitation on Transactions With Affiliates.

(a)                                  The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an “Affiliate Transaction”), unless:

(i)                                     such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

(ii)                                  the Company delivers to the Holders:

(A)                              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a resolution of the Board set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 9.13(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board; and

(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000,000, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 9.13(a):

(i)                                     any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(ii)                                  transactions between or among the Company and/or its Subsidiaries;

(iii)                               transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in such Person;

(iv)                              payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(v)                                 any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(vi)                              the payment to Great Hill on the Closing Date of a consulting fee, which shall be no more than $1,225,000; and

(vii)                           Restricted Payments (other than Permitted Investments) that do not violate Section 9.04.

SECTION 9.14                    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

(a)                                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Subsidiaries;

(ii)                                  make loans or advances to the Company or any of its Subsidiaries; or

(iii)                               transfer any of its properties or assets to the Company or any of its Subsidiaries.

(b)                                 The restrictions in Section 9.14(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     Existing Debt as in effect on the date of this Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Debt, as in effect on the date of this Agreement;

(ii)                                  this Agreement, the Notes and the Note Guarantees;

(iii)                               applicable law, rule, regulation or order;

(iv)                              customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(v)                                 any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

(vi)                              Permitted Refinancing Debt; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(vii)                           Liens permitted to be incurred under the provisions of Section 9.03 that limit the right of the debtor to dispose of the assets subject to such Liens;

(viii)                        provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board, which limitation is applicable only to the assets that are the subject of such agreements; and

(ix)                                restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 9.15                    Payments for Consent.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or the Notes unless such consideration is paid to all Holders of the Notes.

SECTION 9.16                    Employee Plans.  Except as would not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate, the Company will not, and will not permit any of its Subsidiaries to:

(a)                                  terminate any Employee Pension Plan subject to Title IV of ERISA;

(b)                                 make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan;

(c)                                  (i) adopt, establish, maintain or enter into any obligation to contribute to any new Plan or Multiemployer Plan, (ii) modify any existing Plan so as to increase its obligations thereunder, or (iii) increase a contribution obligation to any Multiemployer Plan;

(d)                                 engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;

(e)                                  incur any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, with respect to any Plan; or

(f)                                    incur a Reportable Event with respect to, or commence a proceeding to have a trustee appointed, or have a trustee appointed, to administer or to terminate, any Single Employer Plan.

This Section 9.16 shall not be deemed to prohibit the Company from modifying a medical, dental or other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) in the ordinary course of business.

SECTION 9.17                    Financial Covenants.

(a)                                  Minimum EBITDA to Consolidated Interest Expense.  Until such time as there are no Notes or shares of Series B Preferred Stock outstanding, the Company will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2004	1.00:1.00
September 30, 2004	1.25:1.00
December 31, 2004	1.75:1.00
March 31, 2005	2.00:1.00
June 30, 2005	2.00:1.00
September 30, 2005	2.25:1.00
December 31, 2005	2.50:1.00
March 31, 2006	2.50:1.00
June 30, 2006	2.50:1.00
September 30, 2006	2.50:1.00
December 31, 2006	2.50:1.00
March 31, 2007	2.50:1.00
June 30, 2007	2.50:1.00
September 30, 2007	2.50:1.00
December 31, 2007	2.50:1.00
March 31, 2008	2.50:1.00
June 30, 2008	2.50:1.00
September 30, 2008	2.50:1.00
December 31, 2008	2.50:1.00
March 31, 2009 and the last day of any fiscal quarter thereafter	2.50:1.00

(b)                                 Limitation on Capital Expenditures.  Until such time as there are no Notes and no shares of Series B Preferred Stock outstanding, the Company will not, and will not permit its Subsidiaries to, make Consolidated Capital Expenditures for any purpose, in excess of the amounts set forth below for the Test Period ending on the date set forth below:

Date	Capital Expenditures
($ thousands)

December 31, 2004	2,750
December 31, 2005	2,750
December 31, 2006	2,850
December 31, 2007	3,000
December 31, 2008	3,150
December 31, 2009	3,150

In addition, the amount of Consolidated Capital Expenditures permitted by this Section 9.17(b) for any fiscal year shall be increased by an amount equal to the excess of (i) the permitted Consolidated Capital Expenditures for the immediately preceding fiscal year (without giving effect to this sentence) over (ii) the amount of Consolidated Capital Expenditures permitted by the applicable clause actually made in such immediately preceding fiscal year; provided, the aggregate amount of such excess does not exceed $250,000 in any fiscal year; provided further, that any amount that is carried forward to any subsequent fiscal year which is not so expended shall not be available for any further subsequent fiscal year and the amount of Consolidated Capital Expenditures made in any fiscal year shall first be applied against the permitted amount set forth on the schedule above and thereafter applied to the amount available from the prior year.

(c)                                  Funded Indebtedness Leverage Ratio.  Until such time as there are no Notes outstanding, the Company will not permit the ratio (the “Funded Indebtedness Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries on each date listed below to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio

June 30, 2004	9.25:1.00
September 30, 2004	7.00:1.00
December 31, 2004	5.00:1.00
March 31, 2005	4.75:1.00
June 30, 2005	4.50:1.00

Test Period	Ratio

September 30, 2005	4.50:1.00
December 31, 2005	4.00:1.00
March 31, 2006	4.00:1.00
June 30, 2006	4.00:1.00
September 30, 2006	4.00:1.00
December 31, 2006	3.75:1.00
March 31, 2007	3.75:1.00
June 30, 2007	3.75:1.00
September 30, 2007	3.75:1.00
December 31, 2007	3.75:1.00
March 31, 2008	3.75:1.00
June 30, 2008	3.75:1.00
September 30, 2008	3.75:1.00
December 31, 2008	3.75:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	3.75:1.00

(d)                                 Preferred Leverage Ratio.  Until such time as there are no shares of Series B Preferred Stock outstanding, the Company will not permit the ratio (the “Preferred Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries plus the Series B Senior Liquidation Preference Amount (as defined in the Certificate of Incorporation), excluding any Series B Premium Amount (as defined in the Certificate of Incorporation) then payable to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio

June 30, 2004	11.00:1.00
September 30, 2004	8.25:1.00
December 31, 2004	6.00:1.00
March 31, 2005	5.50:1.00
June 30, 2005	5.25:1.00
September 30, 2005	5.25:1.00
December 31, 2005	4.75:1.00
March 31, 2006	4.75:1.00
June 30, 2006	4.50:1.00
September 30, 2006	4.50:1.00
December 31, 2006	4.25:1.00
March 31, 2007	4.25:1.00
June 30, 2007	4.25:1.00
September 30, 2007	4.25:1.00
December 31, 2007	4.25:1.00
March 31, 2008	4.25:1.00
June 30, 2008	4.25:1.00

Test Period	Ratio

September 30, 2008	4.25:1.00
December 31, 2008	4.25:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	4.25:1.00

ARTICLE X

REDEMPTION

SECTION 10.01              Redemption of Notes.

(a)                                  Note Maturity Date.  On March 3, 2010 (the “Note Maturity Date”), the Company shall redeem each outstanding Note, by payment in full of the entire outstanding principal balance thereof, together with all unpaid interest accrued thereon to such date.

(b)                                 Optional Prepayment.  Subject to the terms of Article XI, the Company also shall have the right, at its sole option and election, at any time or from time to time prior to the Note Maturity Date to prepay the Notes, in whole or in part, on not less than ten (10) Business Days’ notice of the date of prepayment (any such date, a “Prepayment Date”) by payment of an amount equal to: (i) the unpaid principal balance thereof (or of the portion thereof being redeemed) plus (ii) all unpaid interest accrued thereon through the date of redemption plus (iii) a premium (the “Note Premium Amount”) in an amount equal to a percentage (the “Note Premium Percentage”) multiplied by the sum of the principal amount being prepaid plus all accrued interest thereon.  The Note Premium Percentage shall be determined in accordance with the following schedule based on the applicable BACI Note and Warrant IRR:

(A)                              If the date of such prepayment occurs on or prior to March 3, 2005, the Note Premium Percentage shall be:

BACI Note and Warrant IRR	Premium Percentage
Less than or equal to 30%	5.0%
More than 30%	2.5%

(B)                                If the date of such prepayment occurs after March 3, 2005 and on or prior to March 3, 2006, the Note Premium Percentage shall be:

BACI Note and Warrant IRR	Premium Percentage
Less than or equal to 30%	4.0%
More than 30%	2.0%

(C)                                If the date of such prepayment occurs after March 3, 2006 and on or prior to March 3, 2007, the Note Premium Percentage shall be:

BACI Note and Warrant IRR	Premium Percentage
Less than or equal to 30%	3.0%
More than 30%	1.5%

(D)                               If the date of such prepayment occurs after March 3, 2007 and on or prior to March 3, 2008, the Note Premium Percentage shall be:

BACI Note and Warrant IRR	Premium Percentage
Less than or equal to 27.5%	2.0%
More than 27.5%	1.0%

(E)                                 If the date of such prepayment occurs after March 3, 2008 and on or prior to March 3, 2009, the Note Premium Percentage shall be:

BACI Note and Warrant IRR	Premium Percentage
Less than or equal to 25%	1.0%
More than 25%	0.5%

(F)                                 If the date of such prepayment occurs after March 3, 2009, the Note Premium Percentage shall be zero (0.0%);

provided, that, to the extent payment of all or any portion of a Note Premium Amount would result in the Company achieving a higher BACI Note and Warrant IRR threshold set forth above, resulting in a reduction or elimination of the Note Premium Amount to be paid (the “Reduced Premium”) as set forth above, the Note Premium Amount which shall be paid in connection with such distribution shall be equal to the sum of (I) the Reduced Premium and (II) that portion of the Note Premium Amount otherwise payable hereunder that would result in achievement of such BACI Note and Warrant IRR threshold level.

If the Company elects to prepay less than all of the Notes pursuant to this Section 10.01(c), then the amount of the Notes to be so prepaid shall be allocated among the Notes, on a pro rata basis in accordance with the respective principal balances of the Notes.

(c)                                  Acceleration.  In addition, the Notes shall be subject to acceleration upon an Event of Default as set forth in Section 12.02, below.

SECTION 10.02              Redemption of Warrants.

(a)                                  Redemption at the Election of the Holders.  Each Holder of any Warrants may elect to sell to the Company and the Company shall be required to purchase, out of funds legally available therefor, all or any part of its Warrants at the applicable Redemption Price, by giving the Company written notice thereof pursuant to Section 10.03(a) upon the occurrence of any Change of Control; provided, that such redemption is either (i) not prohibited by the Senior Note Purchase Agreement or (ii) is in respect of a Change of Control which the Required Senior Holders have approved or with respect to which such holders have waived their rights to accelerate the Senior Claims.

(b)                                 Redemption Price.  The purchase price for the Warrants to be redeemed pursuant to Section 10.02(a) shall be (i) the Fair Market Value Per Share, less the exercise price payable per share of Common Stock issuable upon exercise thereof, multiplied by (ii) the aggregate number of shares of Common Stock issuable upon exercise thereof.

(c)                                  Redemption Mechanics.  Immediately upon the occurrence of a Change of Control, written notice of occurrence of such Change of Control (an “Elective Redemption Notice”) shall be delivered by the Company in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier to each Holder of any Warrant, such notice to be addressed to each such Holder at its address as shown by the records of the Company. The Company may also give such Elective Redemption Notice in the same manner prior to the occurrence of the Change of Control, which notice shall specify the Change of Control and the date it is expected to occur.  Each Holder that wishes to exercise such Holder’s right to elective redemption shall do so by delivering written notice thereof to the Company at any time after the earlier to occur of a Change of Control or the date of such Holder’s receipt of an Elective Redemption Notice.  The redemption date for the elective redemption of Warrants of any Holder (“Elective Redemption Date”) shall be the tenth (10th) Business Day after such Holder so exercises such Holder’s right to elective redemption.

SECTION 10.03              Manner of Redemption.

(a)                                  Redemption Notices.   Written notice of any prepayment pursuant to Section 10.01(b) shall be delivered by the Company in person, mailed by certified or registered mail, return receipt requested, mailed by overnight mail or sent by telecopier, to each Holder of a Note, such notice to be addressed to each such Holder at its address as shown by the records of the Company.

(b)                                 Designation of Funds.  On each Prepayment Date and each Elective Redemption Date (each, a “Redemption Date”),  the Company shall set aside in trust for the benefit of the Holders of the Notes and/or Warrants to be redeemed the funds necessary for such redemption, which funds shall be used to pay the applicable amount to be repaid with respect to the Notes and the applicable Redemption Price to be paid for the Warrants (together; the “Redemption Payment”), upon the surrender of the related Notes or certificates representing such Warrants to the Company for such redemption (or such affidavits, indemnity and undertakings as would be necessary to replace any Note or certificate claimed to have been lost, stolen or destroyed).

(c)                                  Termination of Rights.   Unless the Company defaults in payment of the Redemption Payment for any Note or Warrant to be redeemed pursuant hereto, (i) such Note or Warrant tendered shall no longer be deemed outstanding, (ii) the rights to receive interest or dividends thereon, as the case may be, shall cease to accrue and (iii) all rights of the Holders thereof shall cease (other than the right to receive payment in full of the Redemption Payment, in each case from and after the applicable Redemption Date).

(d)                                 Reinstatement; Continuation of Rights upon Default.   If the Company shall default in the payment of any portion of the Redemption Payment, then, in addition to any other rights and remedies of the Holders of the affected Notes and Warrants which may be available herein or at law or in equity, the Notes and Warrants that were to be redeemed by such portion shall be deemed to have continued to be outstanding, interest and dividends shall have continued to accrue thereon (as the case may be), and such Holders shall have all of the rights of a Holder thereof, until such time as such default shall no longer be continuing.

SECTION 10.04              Legally Available Funds.

(a)                                  Remedial Action.  Upon receipt of an Elective Redemption Notice, if the Company believes that at the time of the Elective Redemption Date, the Company would not have sufficient Legally Available Funds to redeem the Warrants to be redeemed under this Article X, then the Company shall promptly use all reasonable efforts to cause such Legally Available Funds to become available in any manner permitted or contemplated by the General Corporation Law of the State of Delaware, as amended, or any comparable provision of any succeeding law.  If, notwithstanding the Company’s reasonable efforts pursuant hereto, the Company is unable to fulfill such obligation to redeem the Warrants under this Article X because of insufficient Legally Available Funds, the Company shall give prompt written notice thereof to each Holder thereof specifying in reasonable detail the nature thereof and the extent, if any, to which the Company would be able to fulfill its obligations under this Article X.

(b)                                 Holder Options.  Upon receipt of notice from the Company as provided in Section 10.04(a) or upon the Company’s failure to pay the Redemption Price for any reason, each Holder may elect pursuant to written notice given thereby to the Company to (i) maintain the exercise of its elective redemption rights pursuant to the Elective Redemption Notice and to defer the Elective Redemption Date with respect to the Warrants until any of the first five (5) Business Days after there are sufficient Legally Available Funds to effect such redemption; provided, that, as and to the extent that there are sufficient Legally Available Funds to effect such redemption, the Company shall promptly make partial payments of the Redemption Price to the Holders of Warrants to be redeemed, in which case there shall be a series of redemptions, each of which shall take place not more than five (5) Business Days after there are sufficient Legally Available Funds to effect such redemption to an extent that would permit such partial payments of the Redemption Price in increments of not less than Twenty-Five Thousand Dollars ($25,000) (“Partially Available Funds”); provided, further, that the Holders of a majority of the Warrants to be redeemed, (the “Majority Exercising Holders”), in their sole and absolute discretion, provided that it would not cause a Senior Debt Default, may require the Company to issue a promissory note, in form and substance reasonably satisfactory to the Majority Exercising Holders, to the order of the Holders of Warrants to be redeemed, payable on demand at an interest rate equal to the prime rate of leading money center banks as quoted in The Wall Street Journal plus five hundred basis points (5.00%) compounded quarterly, to the extent that payment in such form rather than in cash would not result in insufficient Legally Available Funds or (ii) the exercise of the elective redemption rights pursuant to Section 10.02(a) shall be rescinded in whole or in part at the option of the Majority Exercising Holders (with the result that the Majority Exercising Holders may require the Company to redeem the Warrants at any time thereafter).

SECTION 10.05              Notation of Partial Payments.  Upon any partial redemption or prepayment of any Note, such Note, at the option of the Holder, shall be either (a) surrendered to the

Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the Note surrendered and otherwise having the same terms and provisions as the Note surrendered or (b) made available to the Company at its office herein provided for notation thereon of the portion of the principal so redeemed.

ARTICLE XI

SUBORDINATION

SECTION 11.01              Definitions.  As used in this Article XI, the following terms shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy, Insolvency or Liquidation Proceeding” means (a) any case commenced by or against the Company or any of its Subsidiaries under any chapter of the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any of its Subsidiaries, any receivership or assignment for the benefit of creditors relating to the Company or any of its Subsidiaries or any similar case or proceeding relative to the Company or any of its Subsidiaries or the creditors of any of them, as such, in each case whether or not voluntary, or (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any of its Subsidiaries, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency.

“Blockage Notice” means a notice stating that a Senior Default has occurred and is continuing and generally describing the nature of such Senior Default given to the Company and either BACI or the Required Noteholders by the Senior Agent or the Required Senior Holders.

“Blockage Period” means the period commencing upon receipt of such Blockage Notice by BACI or the Required Noteholders and ending on the date one hundred seventy-nine (179) days thereafter; provided, that (i) no Blockage Notice may be given by reason of the continuance of any Senior Default which existed at the time of the giving of a prior Blockage Notice unless such Senior Default shall have been cured for a period of not less than sixty (60) days, (ii) no more than two Blockage Notices may be given in any 360 day period and (iii) no Blockage Period or Periods may extend for more than 179 days in any consecutive 360-day period.

“Claim” is used as defined in the Bankruptcy Code, whether or not, in the context in which it appears, a case under the Bankruptcy Code is pending.

“Discharge of the Senior Note Financing” means that all Senior Secured Notes issued under the Senior Note Purchase Agreement have been paid in full in cash and all other indebtedness and obligations for principal, interest, premium, fees, taxes, expense reimbursements, indemnities and other amounts outstanding under the Senior Note Documents and all other Senior Claims at any time outstanding under or in respect of the Senior Note Documents (except indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made) have been paid in full and in cash.

“Post-Petition Interest” means any Claim for interest on any Senior Claim accrued or computed for or as to any period of time at any time after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding at the rate (including any applicable post-default rate) set forth in or applicable under any instrument or agreement evidencing or governing any Senior Claim, or for fees, expense reimbursements, indemnification or other similar obligations accrued or determined for or as to any such period of time in accordance with the provisions of such instrument or agreement, whether or not such Claim is allowed, allowable or enforceable in such Bankruptcy, Insolvency or Liquidation Proceeding and even if such Claim is not allowed or enforced therein.

“Remedy Standstill Period” means the period commencing on the date a notice of intention to exercise remedies on account of the occurrence of an Event of Default shall have been given by the Required Noteholders to the Company and the Senior Agent and the Remedy Standstill Period shall continue until the one hundred twentieth (120th) day after the date of such notice; provided, that that any Remedy Standstill Period shall expire immediately and, subject to the provisions of Sections 11.03 and 11.04 hereof, the holders of Subordinated Claims shall be entitled to exercise all rights and remedies under Section 12.02 hereof and otherwise available at law or in equity in the event (a) any holders of a Senior Claim shall have caused such Senior Claim to become due prior to its stated maturity, (b) an Event of Default pursuant to Section 12.01(h) or (i) shall have occurred and be continuing, or (c) any holder of a Senior Claim commences any action to foreclose upon, attach, seize, take control of or otherwise exercise remedies under any Senior Debt Document or any security therefor on or with respect to a material portion of the assets of the Company.

“Required Senior Holders” means, at any time as to any act relating to any Senior Debt Document then in effect, such number of the holders of Senior Claims for loans and other extensions of credit or indebtedness outstanding or committed under such Senior Debt Document as may, under the terms of such Senior Debt Document, have the power to bind all such holders in respect of such act.

“Senior Agent” means the Collateral Agent (as defined in the Senior Note Purchase Agreement), until Discharge of the Senior Note Financing, and thereafter means any holder of a Senior Claim acting as agent under any Senior Debt Document or, if there is no agent so acting, the Required Senior Holders under such Senior Debt Document.

“Senior Claims” means (a) all present and future Claims against the Company or any of its Subsidiaries on account or in respect of the principal of and interest and premium (if any) on any and all notes, loans and other extensions of credit or indebtedness at any time incurred under any Senior Debt Document, including any Guarantee thereof, (b) all present and future Claims at any time arising or secured, or purported to be secured, under any Senior Debt Document, and (c) all present and future Claims arising therefrom or related thereto, in each case whether now outstanding or at any time hereafter arising, and specifically includes (without limitation) all Claims for fees, taxes, expense reimbursements, indemnities and other amounts payable by the Company or any of its Subsidiaries under the Senior Debt Documents and all Post-Petition Interest in any Bankruptcy, Insolvency or Liquidation Proceeding; provided, that in no event shall the principal amount of Senior Claims exceed the Senior Debt Cap.

“Senior Claim Collateral” means any and all of the property of every type and description, whether real, personal or mixed and whether tangible or intangible, now owned or hereafter acquired by the Company or any of its Subsidiaries, upon which any security interest or lien is granted, or purported to be granted, as security for any Senior Claim.

“Senior Covenant Default” means any event that does or, with the giving of any notice would constitute an Event of Default under (and as defined in) any Senior Debt Document (other than a Senior Payment Default) which continues uncured for the period of grace, if any, with respect thereto.

“Senior Debt Cap” means $37,500,000.

“Senior Debt Document” means (a) so long as any Senior Secured Note is outstanding, the Senior Note Purchase Agreement, and (b) thereafter, each agreement, document and instrument governing, securing or relating to Permitted Refinancing Debt incurred pursuant to Section 9.01(c) or 9.01(d) for the purpose of repaying, retiring, refinancing or replacing a Senior Debt Document.

“Senior Default” means a Senior Payment Default or a Senior Covenant Default.

“Senior Payment Default” means any default in the payment of any Senior Claim whether upon the scheduled maturity thereof, upon acceleration or otherwise which, in each case, continues uncured for the period of grace, if any, with respect thereto.

“Subordinated Claims” means (a) all present and future Claims against the Company or any of its Subsidiaries on account or in respect of the principal of and interest and premium (if any) on the Notes, including each Note Guarantee and any other Guarantee thereof, and (b) any and all Claims in any manner based thereon, arising therefrom or related thereto, in each case whether now outstanding or at any time hereafter arising and whether based on contract or quasi-contract or founded in tort or arising by law or otherwise, and specifically includes (without limitation) all Claims against the Company or any of its Subsidiaries for fees, taxes, expense reimbursements, indemnities and other amounts, obligations or liabilities relating to the Notes.

SECTION 11.02              Subordination.  The Company, for itself and its successors and assigns, covenants and agrees, and each holder of a Subordinated Claim on behalf of all present and future holders of Subordinated Claims, by its acceptance thereof, shall be deemed to have agreed, that the payment from whatever source of Subordinated Claims are and shall be subordinated and junior in right of payment, to the extent and in the manner set forth in this Article XI, to the prior payment in full in cash of all Senior Claims of the Company, and that each holder of any such Senior Claim, with respect to the Senior Claims now existing or hereafter arising, shall be deemed to have acquired such Senior Claim in reliance upon the covenants and provisions contained in this Article XI.

SECTION 11.03              Subordination Upon Distribution of Assets.  In any Bankruptcy, Insolvency or Liquidation Proceeding:

(a)                                  All Senior Claims (including all Post-Petition Interest) shall be paid in full in cash before any Holder or any other holder of any Subordinated Claim shall be entitled to receive any payment or distribution of any kind or character, whether in cash, property, securities or otherwise, on account or in respect of any Subordinated Claim in such Bankruptcy, Insolvency or Liquidation Proceeding.

(b)                                 The holders of Senior Claims shall be entitled to receive each payment and distribution of any kind or character, whether in cash, property, securities or otherwise (including any such payment or distribution which may become payable or deliverable by reason of any other Claim being subordinated to any Subordinated Claim), that may become payable or deliverable on account or in respect of any Subordinated Claim, for application to the payment of Senior Claims of such holders (including all Post-Petition Interest) if made in cash and otherwise to be held as collateral security for the payment in cash of all Senior Claims of such holders (including all Post-Petition Interest), until all holders of Senior Claims have received payment in full in cash of all Senior Claims (including all Post-Petition Interest).  All such payments and distributions shall be delivered by the debtor, trustee, receiver, disbursing agent or other person making such payment or distribution in such Bankruptcy, Insolvency or Liquidation Proceeding directly to the Senior Agent for the benefit of such holders of Senior Claims.

(c)                                  No discharge of the liability of the debtor in such Bankruptcy, Insolvency or Liquidation Proceeding shall, as against the holders of Subordinated Claims, constitute payment of the Senior Claims or shall in any respect affect or impair the right of the holders of Senior Claims to receive each payment or distribution on account or in respect of Subordinated Claims and to apply such payment or distribution to pay the Senior Claims (including all Post-Petition Interest accrued or incurred through the date on which cash proceeds have been received by the holders of Senior Claims in an amount sufficient to pay all Senior Claims in full in cash), if received in cash, or to hold such payment or distribution as collateral security until cash proceeds have been received and applied to the payment of Senior Claims in an amount sufficient to pay, in full and in cash, all Senior Claims (including all Post-Petition Interest accrued or incurred through the date on which cash proceeds in such amount are received).

(d)                                 If the aggregate outstanding principal amount of Senior Claims (not counting Senior Claims for interest, premium, fees, taxes, expense reimbursements, indemnities or other amounts not constituting the principal of credit extended to or for the benefit of the Company or any of its Subsidiaries) exceeds the Senior Debt Cap, then the provisions of this Section 11.03 shall be enforceable only as to (i) a principal amount of Senior Claims equal to the Senior Debt Cap plus (ii) all Senior Claims (without limitation as to amount and including all Post-Petition Interest) for interest thereon and for fees, taxes, expense reimbursements, indemnities and other amounts with respect to such permitted principal amount.

(e)                                  No holder of Subordinated Claims shall, in such Bankruptcy, Insolvency or Liquidation Proceeding, (i) assert, or request relief predicated on the assertion that, or join with or support any creditor or the debtor or any trustee or representative in asserting or requesting relief predicated on the assertion that, any of the Senior Claims is not enforceable, should be equitably subordinated, is subject to avoidance on any ground or is not secured by lawfully granted, continuously perfected and nonavoidable security interests in the Senior Claim Collateral, (ii) oppose or otherwise contest, or join with or support any creditor or the debtor or any trustee or representative in opposing or otherwise contesting, any consensual use of cash collateral or any sale or other transfer of any or all of the Senior Claim Collateral or any other property of the estate that is proposed or supported by the Required Senior Holders or (iii) oppose or otherwise contest, or join with or support any creditor or the debtor or any trustee or representative in opposing or otherwise contesting, any request by any holder of a Senior Claim for relief from any automatic stay or from any other form of order or restraint for the purpose of permitting such holder of a Senior Claim or its agent to foreclose upon or otherwise enforce any or all of its security interests and liens upon any Senior Claim Collateral.

(f)                                    If, while any Senior Claim is outstanding, any Bankruptcy, Insolvency or Liquidation Proceeding occurs, each holder of a Subordinated Claim shall duly and promptly take such action as any holder of the Senior Claims may reasonably request to collect any payment with respect to the Subordinated Obligations for the account of the holders of the Senior Claims and to file appropriate claims or proofs of claim in respect of the Subordinated Claims and to execute and deliver on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be required to enforce any and all claims on or with respect to the Subordinated Obligations. If any holder of Subordinated Claims does not file any such claim or proof of claim promptly upon the request of the Senior Agent or any holder of a Senior Claim, then the Required Senior Holders, and each of their respective agents, is hereby irrevocably authorized and empowered (but shall not be obligated), as attorney-in-fact for such holder of Subordinated Claims with full power of substitution to file such claim or proof thereof in the name of such holder.

(g)                                 For purposes of this Article XI, the words “cash, property or securities or otherwise” (or words of similar effect) shall not be deemed to include securities of the Company or any other Person provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Subordinated Obligations, to the payment of all Senior Claims then outstanding.

SECTION 11.04              Prohibitions and Limitations on Payment.

(a)                                  Subject to Section 11.03 hereof, upon receipt by the Company of a Blockage Notice (as defined below) in respect of any Senior Payment Default and unless and until (i) such Senior Payment Default shall have been cured or (ii) effectively waived in writing by the holders of the Senior Claims, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made of or on account of the Subordinated Claims or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Claims and no holder of a Subordinated Claim shall accept (in cash, property, securities or by setoff or otherwise) from the Company any payment of or on account of the Subordinated Claims.  Upon the earlier of the dates described in clauses (i) and (ii) above, the Company shall, subject to Section 11.03 hereof, promptly pay to the Holders of Notes all sums then due and payable under the Subordinated Claims.

(b)                                 Subject to Section 11.03 hereof, upon receipt by the Company of a Blockage Notice in respect of any Senior Covenant Default and unless and until the earlier of (i) such Senior

Covenant Default shall have been cured or effectively waived in writing by the holders of the Senior Claims and (ii) the expiration of the applicable Blockage Period, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made of or on account of the Subordinated Claims or in respect of any redemption, retirement, purchase and no holder of a Subordinated Claims shall accept (in cash, property, securities or by setoff or otherwise) from the Company any payment of or on account of the Subordinated Claims.  Upon the earlier of the dates described in clause (i) and (ii) above, the Company shall, subject to Section 11.03 hereof, promptly pay to the Holders of Notes sums then due and payable under the Subordinated Claims.

(c)                                  Upon receipt by the Company of a Blockage Notice, the Company shall promptly, but in any event with five (5) Business Days of receipt, deliver the same to each Holder.

SECTION 11.05              Limitation on Remedies.  So long as any Senior Claim remains outstanding, upon the occurrence of an Event of Default, no holder of Subordinated Claims will (a) demand, accelerate, bring suit to collect or otherwise exercise or enforce any right or remedy in respect of any Subordinated Claim or commence or prosecute any action or proceeding thereon, (b) commence any Bankruptcy, Insolvency or Liquidation Proceeding or join with any creditor in commencing any Bankruptcy, Insolvency or Liquidation Proceeding, or appear in any Bankruptcy, Insolvency or Liquidation Proceeding commenced by any other creditor in support of the commencement or continuation thereof, except (in each case) upon the prior written consent of the Required Senior Holders, or (c) otherwise exercise or enforce any right or remedy in respect of any Subordinated Claim, including any right or remedy that otherwise might be available to it in any Bankruptcy, Insolvency or Liquidation Proceeding, until the expiration of the Remedy Standstill Period with respect to such Event of Default; provided, that nothing in this Agreement shall limit the rights of any Holder set forth in the Section A.7(c) of Article Four of the Certificate of Incorporation or the rights of any Holder to seek specific performance or other equitable remedies that do not involve monetary damages or other payments by the Company or any of its Subsidiaries upon a breach of the Stockholders Agreement, the Warrant or the Certificate of Incorporation.

SECTION 11.06              Payments and Distributions Received. If and in each instance that, notwithstanding the provisions of this Article XI, any holder of a Subordinated Claim receives any payment or distribution of any kind or character, whether in cash, property, securities or otherwise (including any such payment or distribution which may become payable or deliverable by reason of any other Claim being subordinated to any Subordinated Claim) in contravention of the terms of this Article XI, on account or in respect of any Subordinated Claim at any time when any Senior Claim remains outstanding, then and in each such event:

(a)                                  Such holder shall forthwith pay over, transfer and deliver such payment or distribution to the Senior Agent, for the benefit of the holders of Senior Claims, for application to the payment of such Senior Claims if such payment or distribution was made in cash or to be held as collateral security for the payment in cash of such Senior Claims (including all Post-Petition Interest but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made), if such payment or distribution was not made in cash, whether or not any Bankruptcy, Insolvency or Liquidation Proceeding is then pending, until all Senior Claims (including all Post-Petition Interest except indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made) have been paid in full in cash; and

(b)                                 Such holder shall, and hereby agrees to, hold in trust for the Senior Agent, for the benefit of the holders of Senior Claims, in the identical form received (except for any necessary endorsement to the Senior Agent), all payments and distributions required to be paid over, transferred and delivered pursuant to this Section 11.06.

SECTION 11.07              Subrogation.  After all Senior Claims (including all Post-Petition Interest but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made) have been paid in full in cash, the holders of Subordinated Claims shall be subrogated to the rights of the holders of such Senior Claims to receive payments or distributions applicable to the Senior Claims to the extent that distributions otherwise payable to the holders of Subordinated Claims in respect of Subordinated Claims have been applied to the payment of the Senior Claims, as follows:

(a)                                  No holder of any Senior Claim makes any representation or warranty, or shall otherwise have any responsibility, as to whether any such right of subrogation is accorded or available to any holder of any Subordinated Claim or is enforceable by any holder of any Subordinated Claim in any particular circumstance.

(b)                                 No holder of any Senior Claim shall have any duty to any holder of any Subordinated Claim to ensure, perfect, protect, enforce or maintain any right of subrogation that might otherwise be accorded or available to or enforceable by any holder of any Subordinated Claim.  The subordination provided herein and the rights of the holders of Senior Claims hereunder shall remain fully enforceable on the terms set forth herein, regardless of any act, omission or circumstance (whether or not attributable to any holder of any Senior Claim) which does or might in any manner or in any respect destroy, limit, reduce, affect or impair any right of subrogation otherwise accorded or available to or enforceable by any holder of any Subordinated Claim.  Each holder of any Senior Claim shall remain free to take or fail to take any and all actions in respect of any Senior Claim or any person or entity liable therefor or any collateral security therefor (including each and all of the acts, omissions and matters described in Section 11.10), without exonerating any holder of a Subordinated Claim, even if any right of subrogation is destroyed, limited, reduced, affected or impaired thereby.

(c)                                  The subordination provided herein and the rights of the holders of Senior Claims hereunder shall be fully enforceable as to all Senior Claims which are not allowed, allowable or enforceable in such Bankruptcy, Insolvency or Liquidation Proceeding (including all Post-Petition Interest but excluding indemnification obligations which are then contingent and as to which no payment is then due and no claim or demand has then been made), even if and even though no right of subrogation is available in respect of such Senior Claims.

(d)                                 For purposes of enforcing any right of subrogation on the terms set forth in this Section 11.07, no payment or distribution on account of any Subordinated Claim applied to the payment of a Senior Claim shall, as between the Company and the holder of such Subordinated Claim and to the extent of the payment or distribution so applied, discharge the liability of the

Company for the payment of such Senior Claim and, to this end, the Company shall remain obligated to pay such Senior Claim in full despite any such application.

SECTION 11.08              Relative Rights.  This Article XI defines the relative rights of the holders of Subordinated Claims and the holders of the Senior Claims.  Nothing in this Article XI shall (a) impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest (including default interest) and premium on the Subordinated Claims in accordance with their terms, (b) affect the relative rights of the holders of Subordinated Claims and creditors of the Company other than holders of the Senior Claims, or (c) prevent the holder of Subordinated Claim from exercising their available remedies upon a default or Event of Default, subject to the terms of this Article XI.

SECTION 11.09              Certain Restrictions.

(a)                                  No Liens.  The Company will not grant or permit to exist, and no holder of Subordinated Claims will demand, accept, take, seize or retain, any Lien upon any property now owned or hereafter acquired by the Company or any Subsidiary as security for any Subordinated Claim.

(b)                                 Limitations on Senior Claims.  No holder of any Subordinated Claim will accept or retain the benefit of any agreement, including any amendment to this Agreement, in any respect restricting the right of the Company or any Subsidiary to (i) repay any Senior Claims or (ii) sell, transfer or otherwise dispose of any or all of the stock or any or all of the assets of any one or more of the Subsidiaries of the Company or any assets of the Company, including dispositions by merger or consolidation to the extent such sale, transfer or other disposition does not constitute a Change of Control, in each case except for the limitations expressly set forth herein as of the date hereof.

SECTION 11.10              Subordination Not Impaired; Benefit of Subordination.  No right of any present or future holder of any Subordinated Claim to enforce subordination as provided in this Agreement shall at any time in any way be prejudiced, affected or impaired by any lawful act or failure to act on the part of any holder of Senior Claims.  Without limitation of the foregoing:

(a)                                  Each holder of any Senior Claim may at any time and from time to time, without the consent of or notice to any holder of Subordinated Claims, without incurring any responsibility or liability to any holder of Subordinated Claims and without in any manner prejudicing, affecting or impairing the subordination provided herein or the obligations of the holders of Subordinated Claims under this Agreement, subject to the limitations set forth in Sections 9.01 and 9.05 and subject to limiting the principal amount of Senior Claims to the Senior Debt Cap:

(i)                                     Make loans and advances to the Company or any of its Subsidiaries or issue, guaranty, or otherwise extend credit to the Company or any of its Subsidiaries, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii)                                  Change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Senior Claim or any agreement, Guaranty, Lien or obligation of the Company or any of its Subsidiaries or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Senior Claim or any such agreement, Guaranty, Lien or obligation;

(iii)                               Reduce the amount of any Senior Claim or release or discharge any Senior Claim or any Guarantee thereof or any agreement or obligation of the Company or any of its Subsidiaries or any other Person with respect thereto;

(iv)                              Take or fail to take any collateral security for any Senior Claim or take or fail to take any action which may be necessary or appropriate to ensure that any Lien upon any property securing any Senior Claim is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Senior Claim;

(v)                                 Release, discharge or permit the lapse of any or all Liens upon any property at any time securing any Senior Claim;

(vi)                              Exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any of its Subsidiaries or any collateral security or any other Person or property in respect of any Senior Claim or any Lien securing any Senior Claim or any right under this Agreement, and apply any payment or proceeds of collateral in any order of application; or

(vii)                           Sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Lien securing any Senior Claim.

(b)                                 No exercise, delay in exercising or failure to exercise any right arising under this Agreement, no act or omission of any holder of Senior Claims in respect of the Company or any of its Subsidiaries or any other person or entity or any collateral security for any Senior Claim or any right arising under this Agreement, no change, impairment, or suspension of any right or remedy of any holder of any Senior Claim, and no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of the holders of Subordinated Claims hereunder shall in any way affect, decrease, diminish or impair any of the obligations of any holder of Subordinated Claims under this Agreement or give any holder of Subordinated Claims or any other person or entity any recourse or defense against any holder of Senior Claims in respect of any right arising under this Agreement.

SECTION 11.11              Transfers.  Until all of the Senior Claims have been paid in full in cash:

(a)                                  The Company and each holder of Subordinated Claims shall cause following legend shall at all times to remain placed conspicuously upon the face and signatures pages of each Note and each other instrument evidencing any Subordinated Claim:

“The indebtedness and all obligations evidenced or represented hereby, and certain other Subordinated Claims, are subordinated and junior in right of payment to Senior Claims, as defined in and on the terms set forth in a Securities Purchase Agreement, dated March 3, 2004, executed and delivered for the benefit of the holders of such Senior Claims by the maker hereof and certain Purchasers signatory thereto.”

Neither the Company nor any of its Subsidiaries shall issue any promissory note in substitution, replacement or exchange for any Note or any such other instrument, and (notwithstanding any contrary agreement enforceable by any holder of Subordinated Claims) neither the Company nor any of its Subsidiaries shall be obligated to issue any such promissory note or other instrument, not having such legend likewise placed thereon.

(b)                                 No holder of a Subordinated Claim shall hereafter sell, assign, transfer or pledge any Note unless the transferee thereof expressly agrees in writing to hold such Note subject to the terms of this Article XI.

SECTION 11.12              Miscellaneous.

(a)                                  If any payment or other transfer at any time applied to the payment or satisfaction of any Senior Claim is thereafter rescinded, recovered, set aside, avoided or required to be returned, then such Senior Claim and all rights of the holder of such Senior Claim to enforce subordination as set forth herein shall be automatically and unconditionally reinstated, as fully as if such payment or transfer had never been made.

(b)                                 The Company and each holder of a Subordinated Claim acknowledge and agree that an action for money damages is not an adequate remedy for enforcement of this Article XI and, accordingly, agree that each and all of the obligations arising hereunder may, at the option of the Senior Agent or the Required Senior Holders, be enforced by an action for specific performance or other lawful specific or injunctive relief. The provisions of this Article XI are for the direct and legally enforceable benefit of the Senior Agent, each present and future holder of any Senior Claim.

(c)                                  All rights, powers and authorities herein granted to any Senior Agent, holder of a Senior Claim, or to the Required Senior Holders, are coupled with an interest and are irrevocable until all outstanding Senior Claims have been paid in full in cash.  Such rights, powers and authorities may be freely exercised by each Senior Agent or a holder of a Senior Claim, or by the Required Senior Holders, as applicable, or not exercised by any of them, in each instance as each of them may see fit given its own individual interest as a holder of Senior Claims, without any duty of care, duty of loyalty or other duty whatsoever to any holder of Subordinated Claims.

ARTICLE XII

EVENTS OF DEFAULT

SECTION 12.01              Events of Default An “Event of Default” shall occur hereunder if:

(a)                                  any failure to pay the principal of or interest or premium on any of the Notes when due, whether upon demand or otherwise within two (2) Business Days after the date due;

(b)                                 Any representation, warranty or statement made or deemed made by the Company or its respective Subsidiaries herein or in any other Investment Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

(c)                                  the Company or its Subsidiaries shall fail to comply with any term, covenant or agreement contained in Section 8.09 or in Article IX of this Agreement, Section 7.2 of the Stockholders Agreement or Section A.7(c) of Article Four of the Certificate of Incorporation; provided, that a breach of Section 9.17(c) shall not be an Event of Default with respect to the Series B Preferred Stock and the holders of Series B Preferred Stock, in their capacity as such, shall have no rights or remedies relating to any such breach;

(d)                                 the Company or its Subsidiaries shall default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any Investment Document (other than those referred to in Section12.01(a), 12.01(b) or 12.01(c)) and such default shall continue unremedied for a period of thirty (30) days after the date of such default;

(e)                                  A default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Agreement, if that default:

(i)                                     is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default, which default has not been waived by the holders of such Indebtedness (a “Payment Default”);

(ii)                                  results in the acceleration of such Indebtedness prior to its express maturity; or

(iii)                               with respect to all Indebtedness other than the Senior Debt, entitles the holder or holders thereof (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness (A) under which there has been a Payment Default, (B) the maturity of which has been so accelerated, or (C) the maturity of which, the holder or holders are entitled to accelerate, aggregates $1,000,000 or more;

(f)                                    any Indebtedness described in Section 12.01(e) or any Senior Debt shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

(g)                                 a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided, that the aggregate of all such undischarged judgments (exclusive of any applicable insurance coverage) exceeds $1,000,000;

(h)                                 the Company or any of its Significant Subsidiaries: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(i)                                     a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against the Company or any of its Significant Subsidiaries; (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or (iii) orders the liquidation of the Company or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days;

(j)                                     the Company repudiates any of its material obligations under this Agreement or the Notes or this Agreement or the Notes are held to be unenforceable against the Company in any material respect for any reason;

(k)                                  any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(l)                                     a Change of Control or an Initial Public Offering shall occur; or

(m)                               the Company or any Commonly Controlled Entity shall incur any liability in connection with the insolvency or Reorganization of a Multiemployer Plan.

SECTION 12.02              Acceleration.  If an Event of Default occurs under Section 12.01(h) or (i), then the outstanding principal of and accrued but unpaid interest and Premium Percentage on the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived.  If any other Event of Default occurs and is continuing, the Required Noteholders, by written notice to the Company, may (subject to Section 11.05 hereof) declare the principal of and accrued but unpaid interest and Premium Percentage on the Notes to be due and payable immediately.  Upon any such declaration of acceleration, such principal, interest and premium shall become immediately due and payable and subject to Section 11.05 hereof, each Holder shall be entitled to exercise all of its rights and remedies hereunder, under its Note in addition to all other remedies existing under the Certificate of Incorporation, any other agreement between the Holder and the Company (including the Stockholders Agreement), at law or in equity.

SECTION 12.03              Set-Off.  Upon the occurrence of an Event of Default, in addition to all other rights and remedies that may then be available to any Holder, each Holder is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), subject to Article XI hereof, to set off and apply any and all indebtedness at any time owing by such Holder to or for the credit or the account of the Company against all amounts which may be owed to such Holder by the Company in connection with this Agreement or any Notes.  If any Holder shall obtain from the Company payment of any principal of or interest or premium on any Note or payment of any other amount under this Agreement or any Note held by it or any other Investment Document through the exercise of any right of set-off, and, as a result of such payment, such Holder shall have received a greater percentage of the principal, interest or other amounts then due hereunder by the Company to such Holder than the percentage received by any other Holders, it shall promptly make such adjustments with such other Holders from time to time as shall be equitable, to the end that all the Holders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Holder in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest or premium on the Notes or other amounts (as the case may be) owing to each of the Holders.  To such end all the Holders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored.  Any Holder taking action under this Section shall promptly provide notice to the Company of any such action taken; provided, that the failure of such Holder to provide such notice shall not prejudice its rights hereunder.

ARTICLE XIII

NOTE GUARANTEES

SECTION 13.01              Guarantee.  Each Guarantor hereby absolutely and unconditionally guarantees to each Holder of Notes, its successors and assigns, the due and punctual payment of all liabilities and the performance of all obligations of the Company under this Agreement and the Notes, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether enforceable or unenforceable as against the Company, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether arising out of contracts, torts or otherwise, whether created directly with such Holder of Notes or acquired by such Holder through assignment, endorsement or otherwise, whether matured or unmatured, whether absolute or contingent, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise), in accordance with the terms of this Agreement and the Notes, including all renewals, extensions or modifications of the Notes (all of the foregoing being hereinafter collectively referred to as the “Guaranteed Obligations”).

SECTION 13.02              Operation of Guarantee.  This is a guaranty of payment and not of collection, and each Guarantor expressly waives any right to require that any action be brought against the Company or any other guarantor of the Guaranteed Obligations or with respect to any security therefor.  Upon the occurrence of an Event of Default, each Guarantor, upon demand by the Required Holders, shall promptly and fully pay to the Holder of Notes the Guaranteed Obligations due and payable to such Holders.  All payments by each Guarantor shall be made in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts and which is immediately available to the Holders of Notes in Charlotte, North Carolina (or such other place as any such Holder may designate in writing).

SECTION 13.03              Obligations of each Guarantor Absolute and Unconditional.  The obligations of each Guarantor hereunder shall be absolute and unconditional, shall remain in full force and effect until all of the Guaranteed Obligations shall have been fully and indefeasibly paid and performed and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever (other than full, final and indefeasible payment and performance of all of the Guaranteed Obligations), including without limitation (to the extent permitted by applicable law) (a) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of or change in any of the Guaranteed Obligations, (b) any impairment, modification, release or limitation of the liability of the Company, or any security for the Guaranteed Obligations, or any remedy for the enforcement thereof, resulting from the operation of, or the taking, or failure to take, by any Holder of Notes of any action under, any present or future provision of the U.S. Bankruptcy Code, as amended, or other statute or from the decision of any court, (c) the assertion or exercise by any Holder of Notes of any other rights or remedies with respect to the Guaranteed Obligations or its delay in or failure to assert or exercise any such rights or remedies, (d) the assignment or mortgaging or the purported assignment or mortgaging of any property as security for the Guaranteed Obligations, or the release of any such security, (e) any limitation of the liability of the Company for the payment or performance of the Guaranteed Obligations imposed by applicable law, (f) the extension or acceleration of the time for payment or performance of any of the Guaranteed Obligations or the renewal of any of the Guaranteed Obligations, (g) the modification or amendment (whether material or otherwise), or the waiver of or consent to noncompliance with, any provision of this Agreement or of the Notes, (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets of the Company or the marshalling of the assets of the Company, or the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting the Company, each Guarantor, any other guarantor of the Guaranteed Obligations, or any of their Affiliates, or any of their assets, or the disaffirmance of this Guarantee in any such proceeding, (i) the taking of security, or the release, substitution, replacement, termination, transfer, subordination, abandonment of or failure to perfect an interest in any security for the Guaranteed Obligations or any other guaranty thereof, (j) the acceptance by any Holder of Notes of any partial payment on the Guaranteed Obligations or any payment or performance which is defeasible, void or voidable, as a preference or otherwise, (k) the unenforceability, invalidity or voidability of the Notes, (l) the application of any and all payments or recoveries from the Company or any other guarantor, maker or endorser of the Guaranteed Obligations, or the application of any and all security or collateral and direction of the order or manner of sale thereof, as any Holder of Notes may determine in its sole discretion, (m) the addition, release or substitution of any one or more guarantors, (n) the absence of any attempt to collect the Guaranteed Obligations from the Company or any other guarantor or other action to enforce the same, or (o) to the extent permitted by applicable law, any other occurrence, event or circumstance which might, but for this provision, constitute a legal or equitable discharge or defense of a guarantor or surety.

SECTION 13.04              Waiver of Notice, etc.  each Guarantor unconditionally waives to the fullest extent permitted by applicable law:  (a) notice of any of the matters referred to in Section 13.03 hereof, (b) except as contemplated by Section 13.02, any demand, proof or notice of nonpayment of the principal of or interest on the Notes or of any other default in the due and timely payment and performance of any of the Guaranteed Obligations, (c) presentment for payment, notice of dishonor, protest and notice of protest, (d) all other notices to which each Guarantor would otherwise be entitled, except as expressly provided herein, (e) the benefits of all provisions of law for a stay or delay of execution or any other remedy against each Guarantor until a proceeding be commenced or a judgment be obtained against the Company and be returned unsatisfied, (f) any requirements of diligence or promptness on the part of any Holder of Notes, (g) any right to require any Holder of Notes to proceed first against any security for the Guaranteed Obligations, (h) the benefit of any statute of limitations affecting the Guaranteed Obligations and (i) all other rights and defenses of a guarantor or surety.

SECTION 13.05              Subordination of Guarantee.  The obligations of each Guarantor pursuant to this Article XIII are expressly subordinate and subject in right of payment to the prior payment in full in cash of all obligations arising under the Senior Note Purchase Agreement guaranteed by Guarantor, to the same extent and in the same manner as the primary obligations arising hereunder are subordinated to the obligations arising under the Senior Note Purchase Agreement as provided in Article XI.

ARTICLE XIV

INDEMNIFICATION

SECTION 14.01              Indemnification.  In addition to all other sums due hereunder or provided for in this Agreement, the Company shall indemnify and hold harmless the Purchasers and their respective Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, “Losses”) resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company, any Investment Document, or any legal, administrative or other actions (including actions brought by the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company’s name), proceedings or investigations (whether formal or informal), based upon, relating to or arising out of any Investment Document or the transactions contemplated hereby and thereby, or any Indemnified Party’s role therein or in the transactions contemplated thereby; provided that the Company shall not be liable under this Section 14.01 to an Indemnified Party:  (a) for any amount paid in settlement of claims without the Company’s prior written consent, (b) to the extent that it is judicially determined that such Losses resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (c) to the extent that it is determined that such Losses resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained herein or in the Company Charter Documents; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws.  In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is judicially determined that the Losses in question resulted primarily from (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in any Investment Document.

SECTION 14.02              Notification.  Each Indemnified Party under this Article XIV will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Article XIV, notify the Company in writing of the commencement thereof.  The omission of any Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article XIV or (b) under this Article XIV unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses or the Company is otherwise irrevocably prejudiced in defending such proceeding.  In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the Company’s election to appoint counsel to represent the Indemnified Parties in an action, each Indemnified Party shall have the right to employ separate counsel (including local counsel), and the Indemnifying Parties shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest, (ii) the defendants in any such action include both an Indemnified Party and the Company and any such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the Company shall have authorized the Indemnified Party to employ separate counsel at the expense of the indemnifying party.  The Company agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the prior written consent of the Company.  The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

ARTICLE XV

MISCELLANEOUS

SECTION 15.01              Survival.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Purchased Securities and payment therefor, exercise of the Warrant, and termination of this Agreement.

SECTION 15.02              Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

(a)                                  if to the Company:

8000 Marina Boulevard

2nd Floor

Brisbane, CA  94005

Attention:  Chief Executive Officer

Telephone No.:  415-508-2077

Telecopier No.:  415-508-2777

with copies to:

Great Hill Partners GP II, LLC.

One Liberty Square

Boston, MA  02109

Attention:  Michael A. Kumin

Telephone No.:  617-790-9435

Telecopier No.:  617-790-9416

and

Goodwin Procter LLP

Exchange Place

Boston, MA  02109

Attention:  David F. Dietz, P.C.

Telephone No.:  617-570-1511

Telecopier No.:  617-523-1231

(b)                                 if to BACI:

Bank of America Capital Investors

Bank of America Corporate Center

100 North Tryon Street, 25th Floor

Charlotte, NC  28255

Attention:                 Robert Sheridan, III
Craig A. Elson

Telephone No.: 704-386-1324

Telecopier No.: 704-386-6432

With copies to:

Kennedy Covington Lobdell & Hickman, L.L.P.

Hearst Tower

214 N. Tryon Street, 47th Floor

Charlotte, NC 28205

Attention:                 T. Richard Giovannelli

Telephone No.: 704-331-7484

Telecopier No.: 704-353-3184

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

SECTION 15.03              Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Subject to applicable securities laws, the Holders may transfer the Purchased Securities and assign any of their rights under this Agreement to any such transferee.  The Company may not assign any of its rights under this Agreement without the prior written consent of the Required Noteholders and the Required Series B Holders.  Except as provided in Articles XI and XIV, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Investment Documents.

SECTION 15.04              Remedies Cumulative.  No failure or delay on the part of the Company or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law, in equity or otherwise.

SECTION 15.05              Amendments or Consents.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure of the Company from the terms of any provision of this Agreement (collectively, “Modifications”), shall be effective (a) only if it is made or given in writing and signed by the Company and the Required Noteholders and the Required Series B Holders; provided, that the consent of the Required Series B Holders shall not be required for any such Modification to the provisions of Sections 2.03, 9.19(c) or Articles XI or XIII; provided, further, that any Modification that would make any covenant in Section 9.17(a), 9.17(b) or 9.17(c) more restrictive that the corresponding covenant, if any, in the Senior Debt Documents and any Modification to the terms of Article XI and Section 13.05 shall require the written consent of the Required Senior Holders, and (b) only in the specific instance and for the specific purpose for which made or given.  Any amendment of this Agreement not made pursuant to the terms hereof shall be void ab initio.

SECTION 15.06              Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 15.07              Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 15.08              GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

SECTION 15.09              Jurisdiction.  Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or the State of North Carolina or of the United States of America for the Western District of North Carolina and hereby expressly submits (on a non-exclusive basis) to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.02, such service to become effective 10 days after such mailing.

SECTION 15.10              Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

SECTION 15.11              Rules of Construction.  Unless the context otherwise requires, “or” is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

SECTION 15.12              Entire Agreement.  This Agreement, together with the exhibits and schedules hereto and the other Investment Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits hereto, and the other Investment Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 15.13              Certain Expenses.  The Company agrees to pay or reimburse (a) BACI for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Investment Documents and the consummation of the transactions contemplated thereby and (ii) any amendment, modification or waiver of any of the terms of this Agreement or the Investment Documents; (b) the Holders for all costs and expenses of the Holders (including, without limitation, reasonable attorney’s fees and expenses) in connection with any default hereunder and any enforcement proceedings resulting therefrom; and (c) and the Holders for transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or the Investment Documents or any other document referred to herein or therein.

SECTION 15.14              Publicity.  Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval will not be unreasonably withheld).  If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

SECTION 15.15              Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

IGN ENTERTAINMENT, INC.

By:	/s/ MARK JUNG
Name: Mark Jung
Title: President

GAMESPY INDUSTRIES, INC.

By:	/s/ MARK JUNG
Name: Mark Jung
Title: President

TWO CENTS, INC.

By:	/s/ MARK JUNG
Name: Mark Jung
Title: President

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	BANC OF AMERICA CAPITAL MANAGEMENT, L.P., its general partner

By:	BACM I GP, LLC, its general partner

	By:	/s/ C.A. ELSON
Name: Craig A. Elson
Title: Authorized Signatory

EXHIBIT A

FORM OF SENIOR SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR UNLESS SUCH REGISTRATION IS NOT REQUIRED.

THE INDEBTEDNESS AND ALL OBLIGATIONS EVIDENCED OR REPRESENTED HEREBY, AND CERTAIN OTHER SUBORDINATED CLAIMS, ARE SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR CLAIMS, AS DEFINED IN AND ON THE TERMS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED MARCH 3, 2004, EXECUTED AND DELIVERED FOR THE BENEFIT OF THE HOLDERS OF SUCH SENIOR CLAIMS BY THE MAKER HEREOF AND CERTAIN PURCHASERS SIGNATORY THERETO.

IGN ENTERTAINMENT, INC.

12% SENIOR SUBORDINATED NOTE
DUE MARCH 3, 2010

Charlotte, North Carolina	March 3, 2004

FOR VALUE RECEIVED, the undersigned IGN ENTERTAINMENT, INC., a Delaware corporation (the “Company”), hereby promises to pay BANC OF AMERICA CAPITAL INVESTORS, L.P., a Delaware limited partnership (the “Purchaser”), or its registered assigns, the principal amount of Twenty Million Dollars ($20,000,000) in full on March 3, 2010 with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) (i) on the unpaid balance thereof at the rate of 12% per annum compounded quarterly from the date hereof, payable upon redemption and quarterly on the last day of March, June, September and December of each year; provided, that if the last day of any such month is not a Business Day, then on the next succeeding Business Day (each, a “Payment Date”), commencing March 31, 2004 until the principal hereof shall have become due and payable. and (ii) upon and during the occurrence of any Default or Event of Default (as defined in the Purchase Agreement), payable as aforesaid on any amount then in default (or, at the option of the registered holder, on demand) at the rate of 14% per annum.

This subordinated promissory note (the “Note”) is issued pursuant to the Purchase Agreement and is entitled to the benefits thereof and is subordinated in right of payment. and collection to the payment of the Senior Debt to the extent and in the manner set forth in Article XI of the Purchase Agreement.

This Note is a Note and, as provided and subject to the restrictions contained in the Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  The Company shall maintain a register in

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its principal offices for the purpose of registering this Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Reference is hereby made to the Purchase Agreement for a description of certain restrictions on the transfer of or sale of a participation interest in this Note.

THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

The Company may redeem this Note in whole or in part in accordance with the terms and provisions of the Purchase Agreement.  The maturity hereof may be accelerated upon an Event of Default (as defined in the Purchase Agreement), all as provided in the Purchase Agreement, to which reference is made for the terms and conditions of such circumstances and provisions.  In the event this Note is not paid when due, the Company will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees, and the holder hereof shall be entitled to all the rights and remedies set forth in the Purchase Agreement and the Investment Documents (as defined in the Purchase Agreement) and as otherwise available at law or in equity.

Except as expressly provided herein or in the Purchase Agreement, the undersigned hereby waives presentment, demand, protest and all other notices of any kind.

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IN WITNESS WHEREOF, this Note is executed on the date first above written.

IGN ENTERTAINMENT, INC.

By:
Name:
Title:

ATTEST:

Name:
Title:

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Disclosure Schedules

[Disclosure Schedules have been omitted. A copy of these schedules will be furnished supplementally to the Commission upon request.]

Amendment No. 1 to Securities Purchase Agreement

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 (“Amendment”) is made as of July 9, 2004 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), Banc of America Capital Investors, L.P., a Delaware limited partnership (“BACI”) as the sole “Holder” under that certain Securities Purchase Agreement dated as of March 3, 2004, by and among the Company, the Guarantors and BACI (the “Securities Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreement.

WHEREAS, the Company, the Guarantors and BACI entered into the Securities Purchase Agreement;

WHEREAS, pursuant to Section 15.05 of the Securities Purchase Agreement, the Company and BACI desire to make certain amendments to the Securities Purchase Agreement as set forth below and the Guarantors desire to acknowledge such amendments;

WHEREAS, the holders of Senior Secured Notes have agreed to amend the Senior Note Purchase Agreement pursuant to that certain Amendment and Waiver No. 1 to Note Purchase Agreement attached hereto as Exhibit A;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO THE SECURITIES PURCHASE AGREEMENT

1.1   Section 9.01 is amended by deleting the word “and” at the end of Section 9.01(j), deleting the “.” at the end of Section 9.01(k) and replacing it with “; and” and inserting the following immediately thereafter:

“(1)                            Indebtedness incurred pursuant to the Rotten Tomatoes Merger Agreement; provided, that the aggregate amount of such Indebtedness does not exceed $6,500,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement.”

1.2   Section 9.05 is amended and restated in its entirety as follows:

“No Amendment of Transaction Documents.

So long as, any Note is outstanding, without the consent of the Required Noteholders, the Company will not amend, waive, modify or alter, or take any action that could cause to be amended, waived, modified or altered, the terms of

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any Senior Debt Document, the Series A Preferred Stock Purchase Agreement, the Company’s Charter Documents, any Senior Subordinated Note, any share of Series A Preferred Stock, any share of Series B Preferred Stock, or any Rotten Tomatoes Merger Document, in any way to:

(a)                                  alter the terms of any of the Company’s Equity Securities, if, pursuant to the terms of the Company’s Equity Securities, as altered, the Company or any of its Subsidiaries could be required to take an action, whether upon the occurrence of an event, delivery of notice, on any date, or otherwise, that would, directly or indirectly, result in a Default or Event of Default or entitle the holder or holders of any Indebtedness of the Company or any of its Subsidiaries (with or without the giving of notice or lapse of time) to accelerate the maturity of such Indebtedness;

(b)                                 increase the rate of interest on any Senior Secured Notes or any Permitted Refinancing Indebtedness to be more than the lesser of (i) LIBOR (as defined in the Senior Note Purchase Agreement) plus 950 basis points or (ii) 300 basis points above the interest rate in effect immediately prior to such financing change (as defined below);

(c)                                  extend the final maturity date of any Senior Secured Note or any Permitted Refinancing Indebtedness to be later than December 31, 2009 or shorten the Weighted Average Life to Maturity of any Senior Secured Note or any Permitted Refinancing Indebtedness by more than 25%;

(d)                                 amend the provisions of Sections 6.4 and 6.5 of the Senior Note Purchase Agreement (or any successor provisions) in a manner more restrictive upon or adverse to the interests of the Company or the Holders;

(e)                                  effect any amendment, restatement, refinancing, refunding, replacement, or other modification of any Senior Debt Document (a “financing change”) that imposes covenants or events of default upon the Company and its Subsidiaries which (i) are more restrictive than the covenants contained in the Debt Documents prior to such financing change and (ii) are of the nature set forth in this Agreement, unless the Company and the Required Noteholders shall, within 10 Business Days after such financing change, execute and deliver an amendment to this Agreement for the purpose of effecting a change similar and in proportion to the changes to the Senior Debt Documents; provided, that (A) upon any failure of the Company or the Required Noteholders to do so, this Agreement shall be deemed automatically amended to effect such similar and proportionate amendment; and (B) after any such financing change and corresponding amendment hereto occurs, if a subsequent financing change is effected with respect to any Senior Debt Document that makes any such covenant or event of default less restrictive, then the foregoing provisions shall apply to amend this Agreement in a similar and proportionately less restrictive manner; provided, further, that the Required Noteholders shall not be required to agree to any amendment (and no amendment shall be automatically made) which would have the effect of making the covenant or Event of Default in this Agreement less restrictive upon the Company and its Subsidiaries than those in effect on the date hereof; or

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(f)                                    waive, amend, restate, or modify a Rotten Tomatoes Merger Document to the extent that such waiver, amendment, restatement or modification would either (i) waive, amend, restate or modify a Rotten Tomatoes Merger Document in any material way, or (ii) waive, amend, restate or modify any term relating to a payment due to any Shareholder (as defined in the Rotten Tomatoes Merger Agreement).”

1.3   Section 9.17(c) is amended and restated in its entirety as follows:

“Funded Indebtedness Leverage Ratio.

Until such time as there are no Notes outstanding, the Company will not permit the ratio (the “Funded Indebtedness Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries on each date listed below to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio
June 30, 2004	9.25:1.00
September 30, 2004	7.25:1.00
December 31, 2004	5.50:1.00
March 31, 2005	5.00:1.00
June 30, 2005	4.75:1.00
September 30, 2005	4.50:1.00
December 31, 2005	4.00:1.00
March 31, 2006	4.00:1.00
June 30, 2006	4.00:1.00
September 30, 2006	4.00:1.00
December 31, 2006	3.75:1.00
March 31, 2007	3.75:1.00
June 30, 2007	3.75:1.00
September 30, 2007	3.75:1.00
December 31, 2007	3.75:1.00
March 31, 2008	3.75:1.00
June 30, 2008	3.75:1.00
September 30, 2008	3.75:1.00
December 31, 2008	3.75:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	3.75:1.00”

1.4   Section 9.17(d) is amended and restated in its entirety as follows:  ”Preferred Leverage Ratio                 Until such time as there are no shares of Series B Preferred Stock outstanding, the Company will not permit the ratio (the “Preferred Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries plus the Series B Senior Liquidation Preference Amount (as defined in the Certificate of Incorporation), excluding any Series B Premium Amount (as defined in the Certificate of Incorporation) then payable to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio
June 30, 2004	11.00:1.00
September 30, 2004	8.75:1.00
December 31, 2004	6.75:1.00
March 31, 2005	6.00:1.00
June 30, 2005	5.75:1.00
September 30, 2005	5.25:1.00
December 31, 2005	4.75:1.00
March 31, 2006	4.75:1.00
June 30, 2006	4.50:1.00
September 30, 2006	4.50:1.00
December 31, 2006	4.25:1.00
March 31, 2007	4.25:1.00
June 30, 2007	4.25:1.00
September 30, 2007	4.25:1.00
December 31, 2007	4.25:1.00
March 31, 2008	4.25:1.00
June 30, 2008	4.25:1.00
September 30, 2008	4.25:1.00
December 31, 2008	4.25:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	4.25:1.00”

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1.5   Section 12.01 is amended by deleting the word “or” at the end of Section 12.02(1), deleting the “.” at the end of Section 12.01(m) and replacing it with “;” and inserting the following immediately thereafter:

“(n) All or any portion of the Merger Consideration (as defined in the Rotten Tomatoes Merger Agreement) is not paid when due (without giving effect to any grace periods) pursuant to the terms of the Rotten Tomatoes Merger Agreement, or any event occurs or circumstance exists that entitles any Person (including the Shareholders Representative (as defined in the Rotten Tomatoes Merger Agreement)) to accelerate the payment of all or any portion of the Merger Consideration; or

(o) The Company or any of its Subsidiaries shall be obligated to make any payment or shall have made any payment pursuant to the terms of the Rotten Tomatoes Merger Agreement, if (a) after giving pro forma effect to such payment as if such payment were made on the last day of the most recently ended fiscal quarter, the Company is or would be in violation of any provision of Section 9.17 hereof or (b) immediately prior to making such payment the Company fails to deliver to the Required Noteholders an Officer’s Certificate certifying that the officers executing such certificate have no reason to believe, and do not believe, that the Company will be in violation of any provision of Article 9.17 on the last day of the fiscal quarter in which such payment is made after giving effect to such payment.”

1.6   The definition of “Permitted Investments” contained in Article I is amended by amending and restating clause (c) in its entirety as follows:

“(c)                            any Investment by the Company or any of its Subsidiaries in a Person that is engaged in a Permitted Business after June 30, 2004, if as a result of such Investment:

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(i)                                     such Person becomes a Wholly Owned Domestic Subsidiary of the Company; or

(ii)                                  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Domestic Subsidiary of the Company; provided, that:

(A)                              the aggregate amount of such Investments, exclusive of Investments made pursuant to clause (m) of this definition, does not exceed $10,000,000;

(B)                                the aggregate amount of all such Investments, exclusive of Investments made pursuant to clause (m) of this definition, does not exceed $5,000,000 million in any fiscal year;

(C)                                if such Investment is made on or before December 31, 2004, after giving effect to such Investment the Company owns cash and Cash Equivalents, in each case that are not subject to any restrictions other than those imposed pursuant to the Senior Note Documents, of at least $4,500,000;

(D)                               so long as any Note remains outstanding, then on a pro forma basis, giving effect to such Investment as if it were made on the first day of the four consecutive completed fiscal quarters of the Company ended immediately preceding such Investment, the Funded Indebtedness Leverage Ratio for the Company is less than the applicable amount set forth in Section 9.17(c) as of the end of the fiscal quarter immediately preceding the date of the closing of such transaction, unless otherwise approved by the Required Noteholders; and

(E)                                 so long as any Series B Preferred Stock remains outstanding, then on a pro forma basis, giving effect to such Investment as if it were made on the first day of the four consecutive completed fiscal quarters of the Company ended immediately preceding such Investment, the Preferred Leverage Ratio for the Company is less than the applicable amount set forth in Section 9.17(d) as of the end of the fiscal quarter immediately preceding the date of the closing of such transaction, unless otherwise approved by the Required Series B Holders.

1.7   The definition of “Permitted Investments” contained in Article I is further amended by deleting the “and” at the end of clause (k), deleting the “.” at the end of clause (1) and replacing it with “; and” and inserting the following immediately thereafter:

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“(m) Investments made pursuant to the Rotten Tomatoes Merger Agreement; provided, that the aggregate amount of such Investments does not exceed $9,300,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement.”

1.8   Article I is amended by deleting the definition of “Consolidated Capital Expenditures” and replacing it with the following:

“Consolidated Capital Expenditures” of any Person means, for any period, (a) the aggregate gross increase during that period, in the property, plant or equipment as reflected in the consolidated balance sheet of such Person and its consolidated Subsidiaries, in conformity with GAAP, and (b) the fair market value of all Intellectual Property purchased or otherwise acquired (whether by license, distribution agreement, reseller agreement, security agreement, assignment or other conveyance or option for the foregoing), other than in-bound “shrink wrap” end-user licenses, in each case (a) and (b), excluding,

(i)                                      expenditures made in connection with the replacement, substitution or restoration of assets (including any expenditures made pursuant to Section 6.6(b) of the Senior Note Purchase Agreement),

(A)                               to the extent financed from Casualty Proceeds received on account of the loss, destruction or condemnation of the assets being replaced or restored; and

(B)                                 to the extent such expenditure is attributable to a credit granted by the seller of property, plant or equipment purchased with the trade-in of existing property, plant or equipment;

(ii)                                   the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the Capital Stock of such Person or through merger or consolidation) to the extent such amount is an Investment and allocable to the property, plant and equipment or the Intellectual Property of such Person or its Subsidiaries.”

1.9   Article I is further amended by deleting the definition of “Consolidated EBITDA” and replacing it with the following:

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(a)                                  the Consolidated Interest Expense of such Person and its Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(b)                                 provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

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(c)                                  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(d)                                 non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided, that

(i)                                     the following amounts shall be added to Consolidated EBITDA (without duplication of amounts added pursuant to any other provisions of this definition of “Consolidated EBTTDA”): for the four consecutive financial quarters ended June 30, 2004, September 30, 2004 up to $1,563,554.00 and $760,301.00, respectively, of one time charges incurred during 2003 in connection with the Company’s reporting obligations under the Exchange Act in each case, to the extent deducted in computing Consolidated Net Income for such period; and

(ii)                                  for the four consecutive fiscal quarters ended on the dates set forth below, Consolidated EBITDA shall exclude (without duplication of amounts excluded pursuant to any other provision of this definition of “Consolidated EBITDA”) up to that amount of one time charges (or benefits) opposite such date; provided, that such one time charges (or benefits) are described as set forth under the heading “Description”; and, provided, further, that such charges (or benefits) were incurred during the four fiscal quarters immediately preceding such date:

Date	Purpose	Amount
June 30, 2004	Transaction Costs	$379,998
June 30, 2004	Restructuring Charges	$(36,572)
June 30, 2004	Deferred Revenue Write-Off	$1,486,924
June 30, 2004	Re-audit Expense	$265,000
September 30, 2004	Transaction Costs	$379,998
September 30, 2004	Restructuring Charges	$(36,572)
September 30, 2004	Deferred Revenue Write-Off	$2,254,328
September 30, 2004	Re-audit Expense	$265,000
December 31, 2004	Transaction Costs	$379,998
December 31, 2004	Restructuring Charges	$(36,572)
December 31, 2004	Deferred Revenue Write-Off	$2,561,707
December 31, 2004	Re-audit Expense	$265,000
March 31, 2005	Deferred Revenue Write-Off	$2,185,712
March 31, 2005	Re-audit Expense	$265,000
June 30, 2005	Deferred Revenue Write-Off	$1,135,053
September 30, 2005	Deferred Revenue Write-Off	$367,649
December 31, 2005	Deferred Revenue Write-Off	$60,270”

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1.10   Article I is further amended by inserting the following defined terms in appropriate alphabetical order in such Article:

“Deferred Revenue Write-Off” means the charges to the Company’s Consolidated Net Income incurred as a result of a write-off of GameSpy’s deferred revenue; provided, that such write-off was required under GAAP as a result of the GameSpy Acquisition.

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (b) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (f) all proprietary databases and data collections and all rights therein throughout the world; (g) all moral and economic rights of authors and inventors, however denominated, throughout the world; (h) all Web addresses, sites and domain names and numbers; (i) goodwill and remedies against infringement thereof and rights of protection of an interest therein under the laws of all jurisdictions; or (j) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Re-Audit Expense” means the amount by which (a) the costs associated with KPMG (i) re-auditing the 2001, 2002 and 2003 financial statements, books and records of the Company, (ii) re-auditing the 2002 and 2003 financial statements, books and records of GameSpy, and (iii) issuing an opinion on such re-audited financial statements, books and records, exceeds (b) the $85,0000 incurred by GameSpy and the Company in connection with the audit of their 2003 financial statements.

“Restructuring Costs” means the amount by which (a) the restructuring costs the Company projected would be incurred in connection with the GameSpy Acquisition (as set forth in the Projections), exceeds (b) the $517,064 of actual restructuring costs incurred in connection with the GameSpy Acquisition.

“Rotten Tomatoes Merger Agreement” means the Agreement and Plan of Merger entered into as of June 24, 2004, by and among the Company, IGN Entertainment Acquisition Corp., a California corporation, IncFusion Corporation d.b.a. Rotten Tomatoes, a California corporation, Patrick Lee, Stephen Wang and

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Senh Duong, and Patrick Lee, as the Shareholders’ Representative, as executed on the June 24, 2004.

“Rotten Tomatoes Merger Documents” means the Rotten Tomatoes Merger Agreement and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith.

“Transaction Costs” means the amount by which (a) the professional fees actually incurred by the Company as of July 1, 2004 in connection with the GameSpy Acquisition, exceeds (b) the $150,000 of professional fees the Company projected would be incurred in connection with the GameSpy Acquisition (as set forth in the Projections).

SECTION 2.  CONDITIONS PRECEDENT

The effectiveness of the amendments to the Securities Purchase Agreement contemplated by Section 1 hereof is subject to the receipt by BACI of the following:

(a)                                   counterparts hereof duly executed by the Company and the Guarantors;

(b)                                  an amendment to the Senior Note Purchase Agreement in the form of Exhibit A hereto, duly executed by the holders of the requisite principal amount of Senior Secured Notes (the “Senior Amendment”);

(c)                                   the Rotten Tomatoes Merger Agreement and each document delivered pursuant thereto, duly executed by each party thereto; and

(d)                                  all costs, fees and expenses payable to BACI by the Company pursuant to Section 15.13 of the Securities Purchase Agreement, including without limitation the reasonable fees and disbursements of Kennedy Covington Lobdell & Hickman, L.L.P.

SECTION 3.  COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 4.  RATIFICATION OF AGREEMENT

4.1    To induce BACI to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Securities Purchase Agreement or any Investment Documents exist and all representations and warranties contained in the Securities Purchase Agreement and the Senior Amendment are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

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4.2    Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Securities Purchase Agreement and the other Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 5.  GOVERNING LAW; JURISDICTION; VENUE.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

Each party to this Amendment hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or the State of North Carolina or of the United States of America for the Western District of North Carolina and hereby expressly submits (on a non-exclusive basis) to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.02 of the Securities Purchase Agreement, such service to become effective 10 days after such mailing.

SECTION 6.  ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under the Securities Purchase Agreement shall not be impaired or affected and such obligations are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ MICHAEL SHERIDAN
Name:
Title: CFO

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ MARK JUNG
Name:
Title:

TWO CENTS, INC.

By:	/s/ SEAN DEORSEY
Name: Sean Deorsey
Title:

BANC OF AMERICA CAPITAL INVESTORS, L.P.

BY:	BANC Of AMERICA CAPITAL
MANAGEMENT, L.P., its general partner

By:	BACM I GP, LLC, its general partner

By:	/s/ Robert H. Sheridan III
Name:
Title:

11

Amendment No. 2 to Securities Purchase Agreement

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 2 (“Amendment”) is made as of February 4, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), Banc of America Capital Investors, L.P., a Delaware limited partnership (“BACI”), as the sole “Holder” under that certain Securities Purchase Agreement dated as of March 3, 2004, by and among the Company, the Guarantors and BACI, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of July 9, 2004 (the “Securities Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreement.

WHEREAS, the Company and BACI desire to make certain amendments to the Securities Purchase Agreement, pursuant to Section 15.05 of the Securities Purchase Agreement, as set forth below, and the Guarantors desire to acknowledge such amendments; and

WHEREAS, the holders of Senior Secured Notes have agreed to amend the Senior Note Purchase Agreement pursuant to that certain Amendment No. 2 to Note Purchase Agreement attached hereto as Exhibit A (the “Senior Amendment”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                               AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

1.1.          Clause (m) of the definition of “Permitted Investments” contained in Section 1.01 is amended and restated in its entirety as follows:

“(m)        Investments made pursuant to an Acquisition Document; provided that the aggregate amount of such Investments does not exceed the Subsequent Investment Cap applicable to such Acquisition Document.”

1.2.          Section 1.01 is further amended by inserting the following defined terms in appropriate alphabetical order in such Article:

““3D Gamers Agreement” means the Asset Purchase Agreement dated as of February 4, 2005 by and among 3D GAMERS, LLC, a California limited liability company, the Company, Piotr Kapiszewski, Frans P. DeVries, and John Van Essen.

““3D Gamers Acquisition Document” means the 3D Gamers Agreement and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith.

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““Acquisition Consideration” means the “Merger Consideration” (as defined in the Rotten Tomatoes Merger Agreement) and the “Purchase Price” (as defined in the 3D Gamers Agreement).

““Acquisition Document” means each 3D Gamers Acquisition Document and each Rotten Tomatoes Merger Document.

““Subsequent Acquisition Indebtedness Cap” means, with respect to the Rotten Tomatoes Merger Agreement, $6,500,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement, and with respect to the 3D Gamers Agreement, $800,000.

““Subsequent Investment Cap” means, with respect to the Rotten Tomatoes Merger Agreement, $9,300,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement, and with respect to the 3D Gamers Agreement, $2,000,000.”

1.3.          Section 9.01(l) is amended and restated in its entirety as follows:

“(l)          Indebtedness incurred pursuant to an Acquisition Document; provided that the aggregate amount of such Indebtedness does not exceed the Subsequent Acquisition Indebtedness Cap applicable to such Acquisition Document.”

1.4.          The first paragraph of Section 9.05 is amended and restated in its entirety as follows:

“No Amendment of Transaction Documents.

So long as, any Note is outstanding, without the consent of the Required Noteholders, the Company will not amend, waive, modify or alter, or take any action that could cause to be amended, waived, modified or altered, the terms of any Senior Debt Document, the Series A Preferred Stock Purchase Agreement, the Company’s Charter Documents, any Senior Subordinated Note, any share of Series A Preferred Stock, any share of Series B Preferred Stock, any Acquisition Document, in any way to:”

1.5.          Section 9.05(f) is amended and restated in its entirety as follows:

“(f)          waive, amend, restate, or modify an Acquisition Document to the extent that such waiver, amendment, restatement or modification would either (i) waive, amend, restate or modify Acquisition Document in any material way, or (ii) waive, amend, restate or modify any term relating to a payment due to any Person.”

1.6.          Sections 12.01(n) and 12.01(o) are amended and restated in its entirety as follows:

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“(n)         All or any portion of any Acquisition Consideration is not paid when due (without giving effect to any grace periods) pursuant to the terms of an Acquisition Document, or any event occurs or circumstance exists that entitles any Person to accelerate the payment of all or any portion of any Acquisition Consideration; or

(o)           The Company or any of its Subsidiaries shall be obligated to make any payment or shall have made any payment pursuant to the terms of an Acquisition Document, if (i) after giving pro forma effect to such payment as if such payment were made on the last day of the most recently ended fiscal quarter, the Company is or would be in violation of any provision of Section 9.17 hereof or (ii) immediately prior to making such payment the Company fails to deliver to the Required Noteholders an Officer’s Certificate certifying that the officers executing such certificate have no reason to believe, and do not believe, that the Company will be in violation of any provision of Article 9.17 on the last day of the fiscal quarter in which such payment is made after giving effect to such payment.”

SECTION 2.                                               CONDITIONS PRECEDENT

The effectiveness of the amendments to the Securities Purchase Agreement contemplated by Section 1 hereof is subject to the receipt by BACI of the following:

(a)           counterparts hereof duly executed by the Company and the Guarantors;

(b)           the Senior Amendment, duly executed by the holders of the requisite principal amount of Senior Secured Notes;

(c)           the 3D Gamers Agreement and each document delivered pursuant thereto, duly executed by each party thereto; and

(d)           all costs, fees and expenses payable to BACI by the Company pursuant to Section 15.13 of the Securities Purchase Agreement, including without limitation the reasonable fees and disbursements of Kennedy Covington Lobdell & Hickman, L.L.P.

SECTION 3.                                               COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 4.                                               RATIFICATION OF AGREEMENT

4.1.          To induce BACI to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment

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no violation of the terms of the Securities Purchase Agreement or any Investment Documents exist and all representations and warranties contained in the Securities Purchase Agreement and the Senior Amendment are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

4.2.          Except as expressly set forth in this Amendment and as amended on July 9, 2004, the terms, provisions and conditions of the Securities Purchase Agreement and the other Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 5.                                               GOVERNING LAW; JURISDICTION; VENUE.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

Each party to this Amendment hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Amendment or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or of the United States of America for the Western District of North Carolina and hereby expressly submits (on a non-exclusive basis) to the personal jurisdiction and venue of such courts for the purpose thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.02 of the Securities Purchase Agreement, such service to become effective 10 days after such mailing.

SECTION 6.                                               ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under the Securities Purchase Agreement shall not be impaired or affected and such obligations are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name: Mark Jung
Title: CEO

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name: Mark Jung
Title: CEO

TWO CENTS, INC.

By:	/s/ Mark Jung
Name: Mark Jung
Title: CEO

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	BANC OF AMERICA CAPITAL
MANAGEMENT, L.P., its general partner

By:	BACM I GP, LLC, its general partner

By:	/s/ Robert H. Sheridan III
Name: Robert Sheridan
Title: Partner

Exhibit A
Senior Amendment

[See Amendment No. 2 to Note Purchase Agreement in Exhibit 10.16 to this Form S-1.]

Amendment and Waiver No. 3 to Securities Purchase Agreement

AMENDMENT AND WAIVER NO. 3 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT AND WAIVER NO. 3 (“Amendment”) is made as of March 31, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), Banc of America Capital Investors, L.P., a Delaware limited partnership (“BACI”) as the sole “Holder” under that certain Securities Purchase Agreement dated as of March 3, 2004, by and among the Company, the Guarantors and BACI, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of July 9, 2004 and that certain Amendment No. 2 to Securities Purchase Agreement dated February 4, 2005 (the “Securities Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreement.

WHEREAS, the Company and BACI desire to make certain amendments to the Securities Purchase Agreement, pursuant to Section 15.05 of the Securities Purchase Agreement, as set forth below, and the Guarantors desire to acknowledge such amendments;

WHEREAS, the holders of Senior Secured Notes have agreed to amend the Senior Note Purchase Agreement pursuant to that certain Amendment No. 3 to Note Purchase Agreement attached hereto as Exhibit A (the “Senior Amendment”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                AMENDMENTS TO THE SECURITIES PURCHASE AGREEMENT

1.1.          Section 7.01(c) of the Securities Purchase Agreement is amended and restated in its entirety as follows:

“(c)         Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the close of each fiscal year (or, with respect to the close of fiscal year 2004, not later than April 30, 2005), an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flows and changes in stockholder’s equity of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit or with respect to the continuance of the Company and its Subsidiaries as going concerns) by a nationally recognized firm of in-dependent certified public accountants and prepared in accordance with GAAP consistently applied;”

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SECTION 2.                CONDITIONS PRECEDENT

The effectiveness of the amendments to the Securities Purchase Agreement contemplated by Section 1 hereof is subject to the receipt by BACI of the following:

(a)           counterparts hereof duly executed by the Company and the Guarantors;

(b)           the Senior Amendment, duly executed by the holders of the requisite principal amount of Senior Secured Notes; and

(c)           all costs, fees and expenses payable to BACI by the Company pursuant to Section 15.13 of the Securities Purchase Agreement, including without limitation the reasonable fees and disbursements of Kennedy Covington Lobdell & Hickman, L.L.P. (“KCLH”), which shall be paid by the Company directly to KCLH on the date hereof by wire transfer of immediately available funds to an account designated in writing by KCLH.

SECTION 3.                COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 4.                RATIFICATION OF AGREEMENT

4.1.          To induce BACI to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Securities Purchase Agreement or any Investment Documents exist and all representations and warranties contained in the Securities Purchase Agreement and the Senior Amendment are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

4.2.          Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Securities Purchase Agreement and the other Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 5.                GOVERNING LAW; JURISDICTION; VENUE.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT

3

GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

Each party to this Amendment hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Amendment or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or of the United States of America for the Western District of North Carolina and hereby expressly submits (on a non-exclusive basis) to the personal jurisdiction and venue of such courts for the purpose thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.02 of the Securities Purchase Agreement, such service to become effective 10 days after such mailing.

SECTION 6.                ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under the Securities Purchase Agreement shall not be impaired or affected and such obligations are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

4

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS, INC.

By:	/s/ Mark Jung
Name:
Title:

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	BANC OF AMERICA CAPITAL
MANAGEMENT, L.P., its general partner

By:	BACM I GP, LLC, its general partner

By:	/s/ Craig A. Elson
Name: Craig A. Elson
Title: Authorized Signatory

Exhibit A
Senior Amendment

[See Amendment and Waiver No. 3 to Note Purchase Agreement in Exhibit 10.16 to this Form S-1.]

Amendment and Waiver No. 4 to Securities Purchase Agreement

AMENDMENT AND WAIVER NO. 4 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT AND WAIVER NO. 4 (“Amendment”) is made as of May 27, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), Banc of America Capital Investors, L.P., a Delaware limited partnership (“BACI”) as the sole “Holder” under that certain Securities Purchase Agreement dated as of March 3, 2004, by and among the Company, the Guarantors and BACI, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of July 9, 2004, that certain Amendment No. 2 to Securities Purchase Agreement dated February 4, 2005 and that certain Amendment and Waiver No. 3 to Securities Purchase Agreement dated March 31, 2005 (the “Securities Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreement.

WHEREAS, the Company desires to acquire all of the outstanding stock of AskMen.com Solutions Canada, Inc. for approximately $13,500,000 in cash (the “Acquisition”);

WHEREAS, in order to fund the Acquisition, the Company desires to issue certain notes in exchange for approximately $13,500,000 in cash (the “Financing”);

WHEREAS, in order to accommodate the Acquisition and the Financing and to make certain other necessary amendments, the Company and BACI desire to make certain amendments to the Securities Purchase Agreement, pursuant to Section 15.05 of the Securities Purchase Agreement, as set forth below, and the Guarantors desire to acknowledge such amendments;

WHEREAS, pursuant to Section 15.05 of the Securities Purchase Agreement, the Company, and the Majority Holders desire to waive certain provisions of the Securities Purchase Agreement as set forth below and the Guarantors desire to acknowledge such waivers;

WHEREAS, the holders of Senior Secured Notes have agreed to amend the Senior Note Purchase Agreement pursuant to that certain Amendment No. 4 to Note Purchase Agreement attached hereto as Exhibit A (the “Senior Amendment”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                WAIVER

BACI hereby waives any and all of its rights and remedies it may have, including those pursuant to Articles XI and XII of the Securities Purchase Agreement and Section 10.01(c) of the Securities Purchase Agreement, arising directly from the Defaults and Events of Default described on Exhibit B hereto and hereby waives any rights to notice required in the Securities Purchase Agreement with respect to such Defaults and Events of Default.

SECTION 2.                AMENDMENTS TO THE SECURITIES PURCHASE AGREEMENT

2.1.          Section 1.01 is amended by inserting the following defined terms in appropriate alphabetical order in such Article:

2

““AskMen Agreement” means the Share Transfer Agreement dated as of May 27, 2005 by and among the Company, 4293746 CANADA Inc., Venture Link Limited, 4205235 Canada Inc., 4205219 Canada Inc., 4205227 Canada Inc., and New Freedom Corporation.”

““AskMen Collateral Agreement” means the Guarantee and Collateral Agreement dated as of May 27, 2005 by and among the Company and certain of its subsidiaries in favor of US Bank National Association, and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith, as such may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.”

““AskMen Credit Agreement” means the Credit Agreement by and among the Company, the Lenders (as defined therein) and the US Bank National Association dated as of May 27, 2005, and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith, as such may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.”

““AskMen Note Documents” means the AskMen Credit Agreement and the AskMen Collateral Agreement.”

““AskMen Merger Documents” means the AskMen Agreement and each certificate, document, agreement or instrument delivered pursuant thereto or in connection therewith.”“

““Team Xbox Agreement” means the Asset Purchase Agreement dated October 20, 2003 by and between Team Xbox LLC and the Company.”“

2.2.          Section 1.01 is further amended by amending and restating the following defined terms in such Section:

““Acquisition Consideration” means the “Merger Consideration” (as defined in the Rotten Tomatoes Merger Document), and the “Purchase Price” (as defined in the 3D Gamers Agreement and the AskMen Agreement, as appropriate).”

““Acquisition Documents” means each 3D Gamers Merger Document, each Rotten Tomatoes Merger Document and each AskMen Merger Document.”

“Existing Debt” means Indebtedness of the Company outstanding on the date hereof in an aggregate principal amount not to exceed $350,000 pursuant to the Team Xbox Agreement.”

““Subsequent Investment Cap” means, with respect to the Rotten Tomatoes Merger Agreement, $9,300,000 plus up to $100,000 of working capital adjustments made pursuant to Section 1.11 of the Rotten Tomatoes Merger Agreement, with respect to the 3D Gamers Agreement, $2,000,000, and with respect to the AskMen Agreement, $13,500,000.”“

2.3.          Section 1.01 is further amended by adding the following row in the proper chronological order in the table following clause (ii) of the definition of “Consolidated EBITDA”:

December 31, 2004	Initial Public Offering Expense	$2,961,000

2.4.          Section 1.01 is further amended by deleting the “.” at end of clause (j) of the definition of “Permitted Liens” and replacing it with “; and” and inserting the following immediately thereafter:

3

“(k)         Liens on assets owned by the Company or any of its Subsidiaries securing Obligations under the AskMen Note Documents.”

“(l)          Liens in favor of Silicon Valley Bank or replacement arrangements for the same purpose arising in connection with two blocked accounts with the bank to secure certain obligations as set forth below:

Account Number	Purpose

8800052253

Short Term Investment Blocked Account in which Company has on deposit $712,000 to secure repayment obligation which would arise from draws made under a letter of credit in favor landlord of Company’s leasehold at 475 Park Avenue South, Cohen Brothers LLC, as security for performance of the lease.

8800054423

Merchant CD Account Blocked Account in which Company has on deposit $125,000, to provide security for repayment of sums which may become due to Silicon Valley Bank in connection with Company’s merchant banking accounts (for the acceptance of credit card payments).”

2.5.          Section 7.01(c) of the Securities Purchase Agreement is amended and restated in its entirety as follows:

“(c)         Annual Financial Statements.  As soon as available, but in any event not later than 90 days after the close of each fiscal year (or, with respect to the close of fiscal year 2004, not later than June 7, 2005), an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flows and changes in stockholder’s equity of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit or with respect to the continuance of the Company and its Subsidiaries as going concerns) by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;”

2.6.          Section 9.01 is amended by deleting the “and” at the end of Section 9.01(k), deleting the “.” at the end of Section 9.01(l) and replacing it with “; and”, and inserting the following immediately thereafter:

“(m)        the incurrence by the Company of Indebtedness pursuant to the AskMen Credit Agreement; provided that the aggregate principal amount of such Indebtedness does not exceed $13,500,000.”

2.7.          Section 9.17(b) is amended by deleting the values set forth opposite each date on the table and replacing it with “5,000”.

2.8.          Section 9.17(c) is amended and restated in its entirety as follows:

“Funded Indebtedness Leverage Ratio.

Until such time as there are no Notes outstanding, the Company will not permit the ratio (the “Funded Indebtedness Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries

4

on each date listed below to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio
June 30, 2005	5.25:1.00
September 30, 2005	5.00:1.00
December 31, 2005	4.50:1.00
March 31, 2006	4.25:1.00
June 30, 2006	4.00:1.00
September 30, 2006	4.00:1.00
December 31, 2006	3.75:1.00
March 31, 2007	3.75:1.00
June 30, 2007	3.75:1.00
September 30, 2007	3.75:1.00
December 31, 2007	3.75:1.00
March 31, 2008	3.75:1.00
June 30, 2008	3.75:1.00
September 30, 2008	3.75:1.00
December 31, 2008	3.75:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	3.75:1.00	”

2.9.          Section 9.17(d) is amended and restated in its entirety as follows:

“Preferred Leverage Ratio.

Until such time as there are no shares of Series B Preferred Stock outstanding, the Company will not permit the ratio (the “Preferred Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries plus the Series B Senior Liquidation Preference Amount (as defined in the Certificate of Incorporation), excluding any Series B Premium Amount (as defined in the Certificate of Incorporation) then payable to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio
June 30, 2005	6.25:1.00
September 30, 2005	6.00:1.00
December 31, 2005	5.50:1.00
March 31, 2006	5.25:1.00
June 30, 2006	4.75:1.00
September 30, 2006	4.50:1.00
December 31, 2006	4.25:1.00
March 31, 2007	4.25:1.00
June 30, 2007	4.25:1.00
September 30, 2007	4.25:1.00
December 31, 2007	4.25:1.00
March 31, 2008	4.25:1.00
June 30, 2008	4.25:1.00
September 30, 2008	4.25:1.00
December 31, 2008	4.25:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	4.25:1.00	”

5

2.10.        Section 11.01 is further amended by amending and restating the following defined term in such Section:

“Senior Debt Cap” means $51,000,000.”

SECTION 3.                ADDITIONAL GUARANTOR

3.1.          IncFusion Corporation d.b.a. Rotten Tomatoes (“Rotten Tomatoes”) hereby agrees, effective as of July 13, 2004, to become a party to the Securities Purchase Agreement as a Guarantor.

3.2.          Each of the undersigned hereby agrees for all purposes of the Securities Purchase Agreement, including Article XIII therein, Rotten Tomatoes shall be included within the term “Guarantor” (as defined in the Securities Purchase Agreement).

SECTION 4.                CONDITIONS PRECEDENT

The effectiveness of the waiver to the Securities Purchase Agreement contemplated by Section 1 hereof and the amendments to the Securities Purchase Agreement contemplated by Section 2 hereof are subject to the receipt by BACI of the following:

(a)           counterparts hereof duly executed by the Company and the Guarantors;

(b)           the Senior Amendment, duly executed by the holders of the requisite principal amount of Senior Secured Notes; and

(c)           all costs, fees and expenses payable to BACI by the Company pursuant to Section 15.13 of the Securities Purchase Agreement, including without limitation the reasonable fees and disbursements of Kennedy Covington Lobdell & Hickman, L.L.P.

SECTION 5.                COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

SECTION 6.                RATIFICATION OF AGREEMENT

6.1.          To induce BACI to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Securities Purchase Agreement or any Investment Documents exists and all representations and warranties contained in Sections 5.01, 5.02, 5.04 and 5.05 of the Securities Purchase Agreement and in the Senior Amendment are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

6

6.2.          Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Securities Purchase Agreement and the other Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 7.                GOVERNING LAW; JURISDICTION; VENUE.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

Each party to this Amendment hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Amendment or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or of the United States of America for the Western District of North Carolina and hereby expressly submits (on a non-exclusive basis) to the personal jurisdiction and venue of such courts for the purpose thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.02 of the Securities Purchase Agreement, such service to become effective 10 days after such mailing.

SECTION 8.                ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under the Securities Purchase Agreement shall not be impaired or affected and such obligations are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

7

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS, INC.

By:	/s/ Mark Jung
Name:
Title:

INCFUSION CORPORATION D.B.A. ROTTEN TOMATOES

By:	/s/ Mark Jung
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT AND WAIVER NO. 4 TO SECURITIES PURCHASE AGREEMENT]

HOLDER:

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	BANC OF AMERICA CAPITAL MANAGEMENT, L.P., its general partner

By:	BACM I GP, LLC, its general partner

By:	/s/ Craig A. Elson
Name: Craig A. Elson
Title: Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT AND WAIVER NO. 4 TO SECURITIES PURCHASE AGREEMENT]

Exhibit A
Senior Amendment

[See Amendment and Waiver No. 4 to Note Purchase Agreement in Exhibit 10.16 to this Form S-1.]

Exhibit B
Existing Defaults

[Exhibit B has been omitted. A copy of this exhibit will be furnished supplementally to the Commission upon request.]

Amendment No. 5 to Securities Purchase Agreement

AMENDMENT NO. 5 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 5 (“Amendment”) is made as of June 7, 2005 by and among IGN Entertainment, Inc., a Delaware corporation (the “Company”), those entities listed on the signature pages hereto under the heading “Guarantors” (the “Guarantors”), Banc of America Capital Investors, L.P., a Delaware limited partnership (“BACI”) as the sole “Holder” under that certain Securities Purchase Agreement dated as of March 3, 2004, by and among the Company, the Guarantors and BACI, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of July 9, 2004, that certain Amendment No. 2 to Securities Purchase Agreement dated February 4, 2005, that certain Amendment and Waiver No. 3 to Securities Purchase Agreement dated March 31, 2005, and that certain Amendment and Waiver No. 4 to Securities Purchase Agreement dated May 27, 2005 (the “Securities Purchase Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreement.

WHEREAS, pursuant to Section 15.05 of the Securities Purchase Agreement, the Company and BACI desire to make certain amendments to the Securities Purchase Agreement, as set forth below, and the Guarantors desire to acknowledge such amendments;

WHEREAS, the holders of Senior Secured Notes have agreed to amend the Senior Note Purchase Agreement pursuant to that certain Amendment and Waiver No. 5 to Note Purchase Agreement attached hereto as Exhibit A (the “Senior Amendment”);

WHEREAS, the Majority Lenders (as defined in the Credit Agreement) have agreed to amend the Credit Agreement pursuant to that certain Amendment and Waiver No. 1 to Credit Agreement attached hereto as Exhibit B (the “Credit Amendment”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                AMENDMENTS TO THE SECURITIES PURCHASE AGREEMENT

1.1.          Section 9.17(a) is amended and restated in its entirety as follows:

“Minimum EBITDA to Consolidated Interest Expense.

Until such time as there are no Notes or shares of Series B Preferred Stock outstanding, the Company will not permit the ratio of (a) its Consolidated EBITDA for the Test Period ending on each date listed below to (b) its Consolidated Interest Expense for the Test Period ending on each date listed below to be less than the ratio set forth below:

Test Period	Ratio

June 30, 2005	1.50:1.00
September 30, 2005	1.50:1.00
December 31, 2005	1.75:1.00
March 31, 2006	1.75:1.00
June 30, 2006	1.75:1.00

2

Test Period	Ratio

September 30, 2006	1.85:1.00
December 31, 2006	2.00:1.00
March 31, 2007	2.25:1.00
June 30, 2007	2.25:1.00
September 30, 2007	2.25:1.00
December 31, 2007	2.25:1.00
March 31, 2008	2.25:1.00
June 30, 2008	2.25:1.00
September 30, 2008	2.25:1.00
December 31, 2008	2.25:1.00
March 31, 2009 and the last day of any fiscal quarter thereafter	2.25:1.00

1.2.          Section 9.17(c) is amended and restated in its entirety as follows:

“Funded Indebtedness Leverage Ratio.

Until such time as there are no Notes outstanding, the Company will not permit the ratio (the “Funded Indebtedness Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries on each date listed below to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio
June 30, 2005	5.25:1.00
September 30, 2005	4.75:1.00
December 31, 2005	4.15:1.00
March 31, 2006	4.00:1.00
June 30, 2006	3.75:1.00
September 30, 2006	3.75:1.00
December 31, 2006	3.50:1.00
March 31, 2007	3.50:1.00
June 30, 2007	3.50:1.00
September 30, 2007	3.50:1.00
December 31, 2007	3.50:1.00
March 31, 2008	3.50:1.00
June 30, 2008	3.50:1.00
September 30, 2008	3.50:1.00
December 31, 2008	3.50:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	3.50:1.00	”

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1.3.          Section 9.17(d) is amended and restated in its entirety as follows:

“Preferred Leverage Ratio.

Until such time as there are no shares of Series B Preferred Stock outstanding, the Company will not permit the ratio (the “Preferred Leverage Ratio”) of (i) Funded Indebtedness of Company and its Subsidiaries plus the Series B Senior Liquidation Preference Amount (as defined in the Certificate of Incorporation), excluding any Series B Premium Amount (as defined in the Certificate of Incorporation) then payable to (ii) Consolidated EBITDA of the Company for the Test Period ending on each date listed below to be more than the ratio set forth below:

Test Period	Ratio
June 30, 2005	6.00:1.00
September 30, 2005	5.75:1.00
December 31, 2005	5.25:1.00
March 31, 2006	5.00:1.00
June 30, 2006	4.50:1.00
September 30, 2006	4.00:1.00
December 31, 2006	4.00:1.00
March 31, 2007	4.00:1.00
June 30, 2007	4.00:1.00
September 30, 2007	4.00:1.00
December 31, 2007	4.00:1.00
March 31, 2008	4.00:1.00
June 30, 2008	4.00:1.00
September 30, 2008	4.00:1.00
December 31, 2008	4.00:1.00
March 31, 2009 and the last day of each fiscal quarter thereafter	4.00:1.00	”

SECTION 2.                CONDITIONS PRECEDENT

The effectiveness of the amendments to the Securities Purchase Agreement contemplated by Section 1 hereof are subject to the receipt by BACI of the following:

(a)           counterparts hereof duly executed by the Company and the Guarantors;

(b)           the Senior Amendment, duly executed by the holders of the requisite principal amount of Senior Secured Notes;

(c)           the Credit Amendment duly executed by the Majority Lenders (as defined therein) and each Agent (as defined therein); and

(d)           all costs, fees and expenses payable to BACI by the Company pursuant to Section 15.13 of the Securities Purchase Agreement, including without limitation the reasonable fees and disbursements of Kennedy Covington Lobdell & Hickman, L.L.P.

SECTION 3.                COUNTERPARTS

This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.  Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

4

SECTION 4.                RATIFICATION OF AGREEMENT

4.1.          To induce BACI to enter into this Amendment, the Company and the Guarantors jointly and severally represent and warrant that after giving effect to this Amendment no violation of the terms of the Securities Purchase Agreement or any Investment Documents exists and all representations and warranties contained in Sections 5.01, 5.02, 5.04 and 5.05 of the Securities Purchase Agreement and in the Senior Amendment are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date in which case they were true, correct and complete in all material respects on and as of such earlier date.

4.2.          Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Securities Purchase Agreement and the other Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

SECTION 5.                GOVERNING LAW; JURISDICTION; VENUE.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

Each party to this Amendment hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Amendment or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or of the United States of America for the Western District of North Carolina and hereby expressly submits (on a non-exclusive basis) to the personal jurisdiction and venue of such courts for the purpose thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.02 of the Securities Purchase Agreement, such service to become effective 10 days after such mailing.

SECTION 6.                ACKNOWLEDGMENT AND CONSENT BY THE GUARANTORS

Each Guarantor hereby acknowledges that it has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, its obligations under the Securities Purchase Agreement shall not be impaired or affected and such obligations are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

IGN ENTERTAINMENT, INC.

By:	/s/ Mark Jung
Name:
Title:

GUARANTORS:

GAMESPY INDUSTRIES, INC.

By:	/s/ Mark Jung
Name:
Title:

TWO CENTS INC.

By:	/s/ Mark Jung
Name:
Title:

INCFUSION CORPORATION D.B.A. ROTTEN TOMATOES

By:	/s/ Mark Jung
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO SECURITIES PURCHASE AGREEMENT]

HOLDER:

BANC OF AMERICA CAPITAL INVESTORS, L.P.

By:	BANC OF AMERICA CAPITAL MANAGEMENT, L.P., its general partner

By:	BACM I GP, LLC, its general partner

By:	/s/ Robert H. Sheridan III
Name: Robert H. Sheridan III
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 5 TO SECURITIES PURCHASE AGREEMENT]

Exhibit A
Senior Amendment

[See Amendment and Waiver No. 5 to Note Purchase Agreement in Exhibit 10.16 to this Form S-1.]

Exhibit B
Credit Amendment

[See Amendment and Waiver No. 1 to Credit Agreement in Exhibit 10.17 to this Form S-1.]